CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee(1)
6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042	$400,000,000	100%	$400,000,000	$45,840

(1)	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The registration fee for the securities to which this prospectus supplement relates was previously paid in connection with the registration of securities pursuant to (i) the Registration Statement on Form S-4 (No. 333-151390), filed with the Commission on June 3, 2008 (“Form S-4”), and (ii) the Registration Statement on Form S-3 (No. 333-156052) filed by the registrant on December 10, 2008 (“Form S-3”), in each case with respect to securities that were not sold thereunder. Pursuant to Rule 457(p), such unutilized filing fees, in the amount of $29,558 with respect to the Form S-4, and $16,282 with respect to the Form S-3, are applied to the filing fee payable pursuant to this Prospectus Supplement. Fees in the amount of $15,405 paid in connection with the Form S-3 remain unutilized.

Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-176104, 333-176104-01 and 333-176104-02

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 5, 2011)

$400,000,000

6.20% Fixed-To-Floating Rate

Subordinated Debentures due 2042

This is an offering by Reinsurance Group of America, Incorporated of $400,000,000 aggregate principal amount of its 6.20% fixed-to-floating rate subordinated debentures due 2042, which are referred to in this prospectus supplement as the “Debentures.” The Debentures are unsecured, subordinated debt instruments, and will initially bear interest commencing on August 21, 2012 to but excluding September 15, 2022, or any earlier redemption date, at an annual rate of 6.20%. We will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2012, to and including September 15, 2022. Commencing on, and including, September 15, 2022, to the maturity date unless redeemed or repaid earlier, the Debentures will bear interest at an annual rate equal to three-month LIBOR, reset quarterly, plus 4.37%. We will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2022. So long as no event of default with respect to the Debentures has occurred and is continuing, we have the right, on one or more occasions, to defer the payment of interest on the Debentures as described in this prospectus supplement for one or more periods of up to five consecutive years without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures.

The Debentures will be issued in denominations of $25 and integral multiples of $25 in excess thereof. The Debentures will mature on September 15, 2042 (or if such day is not a business day, the following business day).

As described herein under “Description of the Debentures — Optional redemption,” we may redeem the Debentures, in whole but not in part, at any time prior to September 15, 2022, within 90 days of the occurrence of a “tax event” or “rating agency event” at a redemption price equal to their principal amount or, if greater, the make-whole redemption amount calculated as described herein, in each case, plus accrued and unpaid interest to but excluding the date of redemption. On or after September 15, 2022, we may redeem the Debentures, in whole or in part, at their principal amount plus accrued and unpaid interest to but excluding the date of redemption.

We intend to apply to list the Debentures on the New York Stock Exchange, or the NYSE. If the application is approved, we expect trading on the NYSE to begin within 30 days of the initial issuance of the Debentures.

The Debentures are unsecured and will be our subordinated obligations. The Debentures will be subordinated to our existing and future senior indebtedness and will rank senior to our existing 6.75% Junior Subordinated Debentures due 2065.

Investing in the Debentures involves risks. See “Risk factors” beginning on page S-11 of this prospectus supplement.

	Per Debenture	Total
Public Offering Price (1)	$25.0000	$400,000,000.00
Underwriting Discounts (2)	$0.3382	$5,410,937.50
Proceeds to RGA (before expenses) (1)(2)	$24.6618	$394,589,062.50

(1)	Plus accrued interest, if any, from August 21, 2012, if settlement occurs after that date.
(2)	Reflects 13,375,000 Debentures sold to institutional investors, for which the underwriters received an underwriting discount of $0.2500 per Debenture, and 2,625,000 Debentures sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per Debenture.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Debentures or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Debentures in book entry form only through The Depository Trust Company, Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about August 21, 2012.

Joint Book-Running Managers

Barclays	UBS Investment Bank	Wells Fargo Securities

August 14, 2012

Prospectus Supplement

Prospectus

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Debentures that we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the Debentures. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. The description of the terms of the Debentures contained in this prospectus supplement supplements the description under the “Description of Debt Securities of RGA” in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. If the description of the Debentures in the prospectus supplement differs from the description of the Debentures in the accompanying prospectus, you should rely on the information in this prospectus supplement.

When we use the terms “RGA,” “we,” “us” or “our” in this prospectus supplement, we mean Reinsurance Group of America, Incorporated and its subsidiaries, on a consolidated basis (but excluding the RGA Trusts), unless we state or the context implies otherwise.

Unless we indicate otherwise, we base the information concerning our industry contained or incorporated by reference in this prospectus supplement or accompanying prospectus on our general knowledge of and expectations concerning the industry. Our market position, market share and industry market size is based on our estimates using our internal data and estimates, based on data from various industry analyses, our internal research and adjustments and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market size and our market position and market share within such industry provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk factors” section of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement or accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement or the accompanying prospectus and any written communication from us or the underwriters specifying the final terms of this offering. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the Debentures. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates and the information in the incorporated documents is only accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. The forward-looking statements included or incorporated by reference in this prospectus supplement or accompanying prospectus are only made as of the date of this prospectus supplement or accompanying prospectus or as of the date of such statement contained in the respective documents incorporated by reference in this prospectus supplement or the accompanying prospectus, respectively, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Debentures in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

S-i

Cautionary statement regarding forward-looking statements

This document and the documents incorporated by reference into this document or the accompanying prospectus contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth in the sections entitled “Risk factors” in this document and the attached prospectus, and the matters discussed in RGA’s SEC filings, including (i) the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Annual Report”) and the Current Report on Form 8-K filed with the SEC on July 13, 2012 (which reflects the impact of our adoption of Accounting Standards Update 2010–26, “Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts” on the financial statements and other disclosures included in the 2011 Annual Report) (the “DAC Current Report”), and (ii) our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC after the 2011 Annual Report, which reports are incorporated by reference in the accompanying prospectus, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this prospectus supplement or accompanying prospectus are only made as of the date of this prospectus supplement or accompanying prospectus or the respective documents incorporated by reference, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated to do so under federal securities laws.

See “Risk factors” in this document and “Where You Can Find More Information” in the accompanying prospectus.

Numerous important factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	the impairment of other financial institutions and its effect on our business;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

S-ii

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•

market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of the our investment securities, that in turn could affect regulatory capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•

the stability of and actions by governments and economies in the markets in which we operate, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit ratings thereof;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance business that we acquire;

•	action by regulators who have authority over our reinsurance operations in the jurisdictions in which we operate;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations; and

•	other risks and uncertainties described in this document, including under the caption “Risk factors” in this document and the accompanying prospectus and in our other filings with the SEC.

S-iii

Prospectus supplement summary

The following summary highlights selected information contained in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled “Risk factors” in this prospectus supplement, in Part I, Item 1A of our 2011 Annual Report and in the DAC Current Report. Our principal subsidiaries are RGA Reinsurance Company, which we refer to as “RGA Reinsurance,” RGA Life Reinsurance Company of Canada, which we refer to as “RGA Canada,” RGA Americas Reinsurance Company, Ltd., RGA Reinsurance Company (Barbados) Ltd., and RGA Atlantic Reinsurance Company, Ltd.

RGA

We believe we are one of the largest life reinsurers in North America based on premiums and life reinsurance in force. We are an insurance holding company that was formed on December 31, 1992. Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide non-traditional reinsurance business, including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973.

At June 30, 2012, we had consolidated assets of $38.3 billion, stockholders’ equity of $6.2 billion and assumed reinsurance in force of approximately $2.8 trillion. The term “in force” refers to insurance policy face amounts or net amounts at risk. According to an industry survey of 2011 information prepared by Munich American at the request of the Society of Actuaries Reinsurance Section, we have the second largest market share in North America as measured by individual life reinsurance in force. We refer to that survey as the “Munich American SOA survey.” Our operations have grown significantly since 2001. Net premiums increased from $1,661.8 million in 2001 to $7,335.7 million in 2011. Assumed reinsurance in force grew from $616.0 billion as of December 31, 2001 to $2.7 trillion as of December 31, 2011. For additional information on our financial results, please see the selected consolidated financial data and other unaudited financial data contained elsewhere in this prospectus supplement or incorporated by reference in the accompanying prospectus.

Reinsurance is an arrangement under which an insurance company, the “reinsurer,” agrees to indemnify another insurance company, the “ceding company,” for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

•

reduce the net amount at risk on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as increase the maximum risk it can underwrite on a single risk;

•	stabilize operating results by leveling fluctuations in the ceding company’s loss experience;

•	assist the ceding company in meeting applicable regulatory requirements; and

•	enhance the ceding company’s financial strength and surplus position.

Reinsurance is written on a facultative or automatic treaty basis. Facultative reinsurance is individually underwritten by the reinsurer for each policy to be reinsured, with the pricing and other terms established based upon rates negotiated in advance. Facultative reinsurance is normally purchased by ceding companies for medically impaired lives, unusual risks, or liabilities in excess of the binding limits specified in their automatic reinsurance treaties. An automatic reinsurance treaty provides that the ceding company will cede risks to a reinsurer on specified blocks of policies where the underlying policies meet the ceding company’s underwriting criteria. In contrast to facultative reinsurance, the reinsurer does not approve each individual policy being reinsured. Automatic reinsurance treaties generally provide that the reinsurer will be liable for a portion of the risk associated with the specified policies written by the ceding company. Automatic reinsurance treaties specify the ceding company’s binding limit, which is the maximum amount of risk on a given life that can be ceded automatically to the reinsurer and that the reinsurer must accept. The binding limit may be stated either as a multiple of the ceding company’s retention or as a stated dollar amount.

We are a holding company, the principal assets of which consist of the common stock of our principal operating subsidiaries, RGA Reinsurance and RGA Canada, as well as investments in several other wholly-owned subsidiaries. Potential sources of funds for RGA to fund debt service obligations are dividends and interest paid to RGA by its subsidiaries, securities maintained in its investment portfolio, and proceeds from securities offerings and borrowings. Dividends paid by our reinsurance subsidiaries are subject to regulatory restrictions of the respective governing bodies where each reinsurance subsidiary is domiciled.

We have five geographic-based or function-based operational segments: United States, Canada, Europe & South Africa, Asia Pacific, and Corporate and Other.

•	United States operations provide traditional life, long-term care, group life and health reinsurance, annuity and financial reinsurance products;

•

We conduct reinsurance business in Canada through RGA Canada, a wholly-owned subsidiary. Our Canada operations provide insurers with reinsurance of traditional life products as well as creditor reinsurance, group life and health reinsurance, non-guaranteed critical illness products and longevity reinsurance;

•

Europe & South Africa operations include traditional life reinsurance, longevity risk associated with payout annuities and critical illness business from Europe & South Africa, in addition to other markets we are developing;

•	Asia Pacific operations provide primarily traditional and group life reinsurance, disability income, critical illness and, to a lesser extent, financial reinsurance; and

•

Corporate and Other includes results from, among others, RGA Technology Partners, a wholly-owned subsidiary that develops and markets technology solutions for the insurance industry and the investment income and expense associated with our collateral finance facility.

Position in North America. We believe, based on the Munich American SOA survey, that we have the second largest market share in North America as measured by individual life reinsurance in force. We conduct business in North America with the majority of the largest U.S. and Canadian life insurance companies, with no single client representing more than 10% of 2011 consolidated gross premiums.

Based on discussions with our clients and our knowledge about the industry, we believe we have the largest facultative underwriting franchise in North America. In the U.S., our largest market, we estimate that approximately 20.4% of gross premiums were written on a facultative basis in 2011. As part of our approach to deliver responsive and flexible service, we have also developed our capacity and expertise in the reinsurance of asset-intensive products and financial reinsurance. In 2011, our North American reinsurance business earned $590.6 million of income from continuing operations before income taxes. In 2011, the U.S. and Canadian life operations assumed $110.5 billion and $51.1 billion, respectively, in new business, predominately representing recurring new business, as opposed to in-force transactions. Approximately 65.8% of our 2011 net premiums were from operations in North America, represented by the U.S. and Canada segments.

Our approach to the North American market has been to:

•	focus on large, high quality life insurers as clients;

•	provide quality facultative underwriting and automatic reinsurance capacity; and

•	deliver responsive and flexible service to our clients.

Position in International Markets. In 1994, we began using our North American underwriting expertise and industry knowledge to expand into international markets and now have operations in Australia, Barbados, Bermuda, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, the Netherlands, New Zealand, Poland, Singapore, South Africa, South Korea, Spain, Taiwan, the UAE and the United Kingdom. We generally start new operations from the ground up in these markets as opposed to acquiring existing operations, and we often enter these markets to support our North American clients as they expand internationally. Based on information from competitors’ annual reports, we believe we are the third largest global life and health reinsurer in the world based on 2010 life and health reinsurance premiums. We conduct business with the majority of the largest U.S. and international life insurance companies, with no single client representing more than 10% of 2011 consolidated gross premiums. We have also developed our capacity and expertise in the reinsurance of asset-intensive products (primarily annuities and corporate-owned life insurance) and financial reinsurance. In 2011, our Asia Pacific and Europe & South Africa segments combined earned $125.3 million of income from continuing operations before income taxes.

For additional financial information about our operating segments, see Note 15 to our financial statements for the year ended December 31, 2011 contained in our 2011 Annual Report and the DAC Current Report and Note 7 to our financial statements for the quarter ended June 30, 2012 in the Quarterly Report on Form 10-Q filed with the SEC on August 7, 2012, which we have incorporated by reference in the accompanying prospectus.

Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and our telephone number is (636) 736-7000.

Industry Trends

We believe that the following trends in the life insurance industry will continue to create demand for life reinsurance.

Outsourcing of Mortality. The Munich American SOA survey indicates that U.S. life reinsurance in force has more than doubled from $4.6 trillion in 2001 to $9.6 trillion at year-end 2011. We believe this trend reflects the continued utilization by life insurance companies of reinsurance to manage capital and mortality risk and to develop competitive products. However, the survey results indicate a smaller percentage of new business being reinsured in recent years, which has caused premium growth rates in the U.S. life reinsurance market to moderate. We believe the decline in new business being reinsured is likely a reaction by ceding companies to a broad-based increase in reinsurance rates in the market and stronger capital positions maintained by ceding companies in recent years. However, we believe reinsurers will continue to be an integral part of the life insurance market due to their ability to efficiently aggregate a significant volume of life insurance in force, creating economies of scale and greater diversification of risk. As a result of having larger amounts of data at their disposal compared to primary life insurance companies, reinsurers tend to have better insights into mortality trends, creating more efficient pricing for mortality risk.

Capital Management. Regulatory environments, rating agencies and competitive business pressures are causing life insurers to reinsure as a means to:

•	manage risk-based capital by shifting mortality and other risks to reinsurers, thereby reducing amounts of reserves and capital they need to maintain;

•	release capital to pursue new business initiatives; and

•	unlock the capital supporting, and value embedded in, non-core product lines.

Consolidation and Reorganization within the Life Reinsurance and Life Insurance Industry. As a result of consolidations in recent years within the life reinsurance industry, there are fewer competitors. According to the Munich American SOA survey, as of December 31, 2011, the top five companies held approximately 73.3% of the market share in North America based on life reinsurance in force, whereas in 2001, the top five companies held approximately 66.3% of the market share. As a consequence, we believe the life reinsurance pricing environment will remain attractive for the remaining life reinsurers, particularly those with a significant market presence and strong ratings.

The Munich American SOA surveys indicate that the authors obtained information from participating or responding companies and do not guarantee the accuracy and completeness of their information. Additionally, the surveys do not survey all reinsurance companies, but we believe most of our principal competitors were included. While we believe these surveys to be generally reliable, we have not independently verified their data.

Additionally, merger and acquisition transactions within the life insurance industry continue. We believe that reorganizations and consolidations of life insurers will continue. As reinsurance services are increasingly used to facilitate these transactions and manage risk, we expect demand for our products to continue.

Changing Demographics of Insured Populations. The aging of the population in North America is increasing demand for financial products among “baby boomers” who are concerned about protecting their peak income stream and are considering retirement and estate planning. We believe that this trend is likely to result in continuing demand for annuity products and life insurance policies, larger face amounts of life insurance policies and higher mortality risk taken by life insurers, all of which should fuel the need for insurers to seek reinsurance coverage.

Business Strategy

We continue to follow a two-part business strategy to capitalize on industry trends.

Continue Growth of North American Business. Our strategy includes continuing to grow each of the following components of our North American operations:

•

Facultative Reinsurance. Based on discussions with our clients, an industry survey and informal knowledge about the industry, we believe RGA is a leader in facultative underwriting in North America. We intend to maintain that status by emphasizing our underwriting standards, prompt response on quotes, competitive pricing, capacity and flexibility in meeting customer needs. We believe our facultative business has allowed us to develop close, long-standing client relationships and generate additional business opportunities with our facultative clients. Since 2007, our U.S. facultative operation processed over 100,000 facultative submissions annually.

•

Automatic Reinsurance. We intend to expand our presence in the North American automatic reinsurance market by using our mortality expertise and breadth of products and services to gain additional market share.

•

In Force Block Reinsurance. There are occasions to grow the business by reinsuring in force blocks, as insurers and reinsurers seek to exit various non-core businesses and increase financial flexibility in order to, among other things, redeploy capital and pursue merger and acquisition activity.

Continue Expansion Into Selected Markets and Products. Our strategy includes building upon the expertise and relationships developed in our North American business platform to continue our expansion into selected markets and products, including:

International Markets. Management believes that international markets offer opportunities for growth, and we intend to capitalize on these opportunities by establishing a presence in selected markets. Since 1994, we have entered new markets internationally, including, in the mid-to-late 1990’s, Australia, Hong Kong, Japan, Malaysia, New Zealand, South Africa, Spain, Taiwan and the United Kingdom, and beginning in 2002, China, India and South Korea. We received regulatory approval to open a representative office in China in 2005, opened representative offices in Poland and Germany in 2006 and opened new offices in France and Italy in 2007, opened a representative office in the Netherlands in 2009 and commenced operations in the United Arab Emirates in 2011. Before entering new markets, we evaluate several factors including:

•	the size of the insured population,

•	competition,

•	the level of reinsurance penetration,

•	regulation,

•	existing clients with a presence in the market, and

•	the economic, social and political environment.

As previously indicated, we generally start new operations in these markets from the ground up as opposed to acquiring existing operations, and we often enter these markets to support our large international clients as they expand into additional markets. Many of the markets that we have entered since 1994, or may enter in the future, are not utilizing life reinsurance, including facultative life reinsurance, at the same levels as the North American market, and therefore, we believe these markets represent opportunities for increasing reinsurance penetration. In particular, management believes markets such as Japan and South Korea are beginning to realize the benefits that reinsurers bring to the life insurance market. Additionally, we believe that in certain European markets, ceding companies may want to reduce counterparty exposure to their existing life reinsurers, creating opportunities for us.

Asset-intensive and Other Products. We intend to continue leveraging our existing client relationships and reinsurance expertise to create customized reinsurance products and solutions. Industry trends, particularly the increased pace of consolidation and reorganization among life insurance companies and changes in products and product distribution, are expected to enhance existing opportunities for asset intensive and other products. We began reinsuring annuities with guaranteed minimum benefits on a limited basis in 2007. To date, most of our asset-intensive business and other products have been written in the United States; however, we believe opportunities outside of the U.S. may further develop in the near future, particularly in Japan. We provide longevity reinsurance in the United Kingdom and Canada, and in 2008 we entered the U.S. healthcare reinsurance market with a primary focus on long-term care and Medicare supplement insurance. In 2010, we expanded into the group reinsurance market in North America with the acquisition of Reliastar Life Insurance Company’s U.S. and Canadian operations.

The offering

The summary below describes the principal terms of the Debentures. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the Debentures” for a more detailed description of the terms and conditions of the Debentures.

Issuer	Reinsurance Group of America, Incorporated.

Securities Offered	$400.0 million aggregate principal amount of 6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042.

Interest Rate	Commencing on August 21, 2012 to but excluding September 15, 2022, or any earlier redemption date, the Debentures will bear interest at an annual rate of 6.20%. We will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2012, to and including September 15, 2022, subject to our right to defer the payment of interest and related obligations as described in “Description of the Debentures — Option to defer interest payments.” Commencing on, and including, September 15, 2022, to the maturity date unless redeemed or repaid earlier, the Debentures will bear interest at an annual rate equal to three-month LIBOR, reset quarterly, plus 4.37%. We will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2022, subject to our right to defer the payment of interest and related obligations as described in “Description of the Debentures — Option to defer interest payments.”

So long as no event of default with respect to the Debentures has occurred and is continuing, we have the right on one or more occasions, in our sole discretion, to defer the payment of interest on the Debentures as described in “Description of the Debentures — Option to defer interest payments,” for one or more periods of up to five consecutive years without giving rise to an event of default. During a deferral period, interest will continue to accrue on the Debentures at the then applicable rate described above, and deferred interest payments will accrue additional interest, at the then applicable interest rate on the Debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law.

Maturity Date	September 15, 2042.

Ranking	The Debentures will be unsecured, subordinated and junior in right of payment upon our liquidation to all of our existing and future senior indebtedness (as defined under “Description of the Debentures — Ranking”). In addition, the Debentures will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other liabilities, including obligations to our clients.

Senior indebtedness will not include (1) any indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment to the Debentures, (2) any indebtedness that by its terms expressly provides that it will rank equally with the Debentures, (3) obligations of RGA owed to its subsidiaries or (4) our existing 6.75% Junior Subordinated Debentures due 2065, which debentures will be subordinated to the Debentures, subject, in any such case, to the provisions described below under “Description of the Debentures — Certain limitations during a deferral period.”

The Debentures do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in right of payment upon our liquidation to the Debentures. As of June 30, 2012, our consolidated short- and long-term debt aggregated approximately $1,415.0 million, which consisted of:

•

$1,096.3 million of borrowings outstanding under our credit facilities, letters of credit, 5.625% Senior Notes due 2017, 6.45% Senior Notes due 2019, and 5.00% Senior Notes due 2021, all of which will rank senior in right of payment to the Debentures; and

•	$318.7 million aggregate amount of our 6.75% Junior Subordinated Debentures due 2065 which will rank junior to the Debentures,

and our subsidiaries had approximately $29.6 billion of outstanding liabilities, which includes $651.9 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C.

Certain Payment Restrictions	If we have exercised our right to defer interest payments on the Debentures, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation, dissolution or winding up equally with or junior to the Debentures, subject to certain limited exceptions. For more information, see “Description of the Debentures — Certain limitations during a deferral period.”

Optional Redemption	We may elect to redeem the Debentures:

•

in whole at any time or in part from time to time on or after September 15, 2022, at a redemption price equal to their principal amount plus accrued and unpaid interest to but excluding the date of redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption; or

•

in whole, but not in part, at any time prior to September 15, 2022, within 90 days of the occurrence of a “tax event” or “rating agency event,” at a redemption price equal to their principal amount or, if greater, the “make-whole redemption amount,” in each case, plus accrued and unpaid interest to but excluding the date of redemption.

For more information and the definitions of “tax event,” “rating agency event,” and “make-whole redemption amount,” see “Description of the Debentures — Optional redemption.”

Events of Default	The following are events of default with respect to the Debentures:

•

the failure to pay interest in full, including compounded interest, on any Debenture for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period or on the maturity date;

•	the failure to pay principal of or premium, if any, on any Debenture on the maturity date or upon redemption; or

•	certain events of our bankruptcy, insolvency or receivership.

If an event of default under the indenture (as defined in “Description of the Debentures”) arising from a default in the payment of interest, principal or premium has occurred and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Debentures will have the right to declare the principal of and accrued but unpaid interest on the Debentures to be due and payable immediately. If an event of default under the indenture arising from an event of our bankruptcy, insolvency or receivership has occurred, the principal of and accrued but unpaid interest on the Debentures will automatically, and without any declaration or other action on the part of the trustee or any holder of Debentures, become immediately due and payable.

Use of Proceeds	We anticipate that we will use the net proceeds from the offering of the for general corporate purposes. See “Use of proceeds” on page S-16 of this prospectus supplement.

Material Federal Income Tax Consequences	There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Debentures. Based upon an analysis of the relevant facts and circumstances, including certain assumptions and certain representations made by us, under applicable law as of the issue date of the Debentures, the Debentures will be treated as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the Internal Revenue Service or a court will agree with this determination. We agree, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes. See “Material United States federal income tax consequences.”

Denominations

The Debentures will be issued in denominations of $25 and integral multiples of $25 in excess thereof. The Debentures will be represented by one or more global Debentures that will be deposited with and registered in the name of The Depository Trust Company or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and

Clearstream Banking, société anonyme. We will not issue certificated Debentures, except in the limited circumstances described under “Description of the Debentures — Book-entry; Delivery and form.”

Listing	The Debentures constitute a new issue of securities with no established trading market. We intend to apply to list the Debentures on the NYSE. If the application is approved, we expect trading on the NYSE to begin within 30 days of the initial issuance of the Debentures.

Risk Factors	Investing in the Debentures involves risks. See “Risk factors” beginning on page S-11 of this prospectus supplement.

Governing Law	State of New York.

Ratios of earnings to fixed charges

The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges, excluding interest credited under reinsurance contracts, for the periods indicated.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes and fixed charges. Fixed charges consist of interest and discount on all indebtedness, distribution requirements of wholly-owned subsidiary trust preferred securities and floating rate insured notes and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

The information below regarding RGA’s ratio of earnings to fixed charges excluding interest credited under reinsurance contracts is not required; however, we believe it provides useful information on the coverage of fixed charges that are not related to our products.

	Years Ended December 31,					Six Months Ended June 30, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	2.2	1.7	2.3	2.9	2.7	2.9
Ratio of earnings to fixed charges excluding interest credited under reinsurance contracts	4.3	3.2	7.5	8.7	7.3	8.1

Risk factors

An investment in the Debentures involves certain risks. You should carefully consider the risk factors discussed under the heading “Cautionary statement regarding forward-looking statements” provided in this prospectus supplement beginning on page S-ii, the risks described under “Risk Factors” in our 2011 Annual Report and DAC Current Report, as well as the other information included or incorporated by reference in this prospectus supplement and accompanying prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The market or trading price of the Debentures could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the foregoing risks relating to us, the following are additional risks relating to an investment in the Debentures.

Risks related to ownership of the Debentures

We have the right to defer interest for up to five consecutive years without causing an event of default.

We have the right to defer interest on the Debentures in our sole discretion from time to time for one or more periods of up to five consecutive years so long as no event of default with respect to the Debentures has occurred and is continuing. During any such deferral period, holders of Debentures may receive limited or no current payments on the Debentures and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment of deferred interest (including compounded interest thereon) unless we fail to pay all deferred interest (including compounded interest) at the end of the five-year deferral period, at the maturity date or at the earlier accelerated maturity date of the Debentures. If, at the end of any deferral period, we have paid all deferred interest due on the Debentures, including compounded interest, we can again defer interest payments on the Debentures as described above.

Holders of Debentures will have limited rights to accelerate payments of amounts due.

Holders of Debentures may accelerate payment of amounts due on the Debentures only upon the occurrence and continuation of the following events:

•

the failure to pay interest in full, including compounded interest, on any Debenture for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period or on the maturity date; or

•	the failure to pay principal of or premium, if any, on any Debenture on the maturity date or upon redemption.

The Debentures will accelerate automatically, and without any declaration or other action on the part of the trustee or any holder of Debentures upon certain events of our bankruptcy, insolvency or receivership. A failure to comply with, or a breach of, our other covenants in the indenture will not permit holders of Debentures to accelerate payment of the Debentures.

The aftermarket price of the Debentures may be discounted significantly if we defer interest payments or are unable to pay interest.

If we defer interest payments on the Debentures, you may be unable to sell your Debentures at a price that reflects the value of deferred and unpaid interest to the date of such sale. To the extent a trading market develops for the Debentures, that market may not continue during such a deferral period or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell your Debentures at those times, either at a price that reflects the value of required payments under the Debentures at those times or at all.

The Debentures will be effectively subordinated to all obligations of our subsidiaries and to almost all of our other indebtedness.

The Debentures will not be guaranteed by our subsidiaries, and therefore they will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. In addition, the indenture for the Debentures will not prohibit or limit any of our subsidiaries from incurring any indebtedness or other obligations. In the event of the insolvency, liquidation, reorganization, dissolution or other winding up of a subsidiary, including an insurance company subsidiary, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us to allow us to make payments on the Debentures and our other debt. See “— RGA is an insurance holding company, and payments on the Debentures will only be made from our earnings and assets, and not those of our subsidiaries.”

Our obligations under the Debentures will be unsecured and will rank junior and be subordinated to all of our current and future senior indebtedness (as defined under “Description of the Debentures — Ranking”), will rank equally with any indebtedness the terms of which provide that such indebtedness ranks equally with the Debentures and will be senior to our existing 6.75% Junior Subordinated Debentures due 2065. This means that we cannot make any payments on the Debentures if we are in default on any of our indebtedness that is senior to the Debentures and do not cure the default within the applicable grace period. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior indebtedness in full before any payments may be made on the Debentures. As of June 30, 2012, our consolidated short-and long-term debt aggregated approximately $1,415.0 million, which consisted of:

•

$1,096.3 million of borrowings outstanding under our credit facilities, letters of credit, 5.625% Senior Notes due 2017, 6.45% Senior Notes due 2019, and 5.00% Senior Notes due 2021, all of which will rank senior in right of payment to the Debentures; and

•	$318.7 million aggregate amount of our 6.75% Junior Subordinated Debentures due 2065 which will rank junior to the Debentures,

and our subsidiaries had approximately $29.6 billion of outstanding liabilities, which includes $651.9 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C. For more information, see “Capitalization,” below, as well as “Schedule II-Condensed Financial Information of the Registrant” and Notes 13 and 14 to the consolidated financial statements in our 2011 Annual Report and DAC Current Report, which are incorporated by reference in the accompanying prospectus.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including debt senior or equal in ranking to the Debentures. If we incur additional debt or liabilities, our ability to pay our obligations on the Debentures could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends or issuing or repurchasing the Debentures or our other securities under the indenture, except as described in “Description of the Debentures — Certain limitations during a deferral period.” Furthermore, there are no financial covenants in the indenture, and you will not be protected under the indenture in the event of a highly leveraged transaction or similar transaction.

Due to the subordination provisions described in “Description of the Debentures — Ranking ” in the event of our insolvency, funds which we would otherwise use to pay to the holders of the Debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of those payments, the holders of our senior indebtedness may recover more, ratably, than the holders of the Debentures. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the Debentures.

RGA is an insurance holding company, and payments on the Debentures will only be made from our earnings and assets, and not those of our subsidiaries.

RGA is an insurance holding company, with our principal assets consisting of the stock of our reinsurance company subsidiaries, and substantially all of our income is derived from those subsidiaries. The Debentures will be solely our obligations, and our subsidiaries will have no obligation to pay any amount in respect of the Debentures or to make any funds available for any such payment. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries or new capital raising transactions to generate the funds necessary to meet obligations with respect to the Debentures, including the payment of principal and interest, and if these sources are not adequate, we may be unable to make payments of principal or interest in respect of the Debentures.

Our ability to pay principal and interest on any debt securities, including the Debentures, is limited and depends in part on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends or to advance money to us in the form of intercompany loans, other payments or new capital raising transactions. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. As of June 30, 2012, the amount of dividends that may be paid to us by RGA Reinsurance, our largest operating subsidiary, without prior approval from Missouri insurance regulators, was approximately $151.6 million. We cannot assure you that more stringent dividend restrictions will not be adopted. Covenants contained in some of our debt agreements and regulations relating to capital requirements affecting some of our most significant subsidiaries also restrict the ability of certain subsidiaries to pay dividends and other distributions and make loans to us.

As a result of our insurance holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our reinsurance subsidiaries, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of any class of common stock, preferred stock or debt securities of RGA, could receive any payment from the assets of such subsidiaries.

If interest payments on the Debentures are deferred, holders of the Debentures will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If we defer interest payments on the Debentures, the Debentures would be treated as issued with original issue discount, or OID, at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States holder (as defined in “Material United States federal income tax consequences”) would be required to include such stated interest in income as it accrued, regardless of its regular method of accounting, using a constant yield method, before such holder receives any cash attributable to such income, and would not separately report the actual cash payments of interest on the Debentures as taxable income. See “Material United States federal income tax consequences — United States holders — Interest income and original issue discount.”

We may redeem the Debentures on or after September 15, 2022, and at any time in the event of a tax event or rating agency event, and you may not be able to invest in a comparable security.

We may redeem the Debentures in whole at any time or in part from time to time on or after September 15, 2022, at a redemption price equal to their principal amount plus accrued and unpaid interest to but excluding the date of redemption. Prior to September 15, 2022, we may also redeem the Debentures in whole, but not in part, at any time within 90 days of the occurrence of a “tax event” or “rating agency event” at a redemption price equal to the greater of their principal amount or the make-whole redemption amount, in each case, plus accrued and unpaid interest to but excluding the date of redemption. If the Debentures are redeemed, the redemption will be a taxable event to you. See “Description of the Debentures — Optional redemption.”

In the event we choose to redeem the Debentures, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Debentures.

The terms of our existing indebtedness may restrict our ability to make payments on the Debentures in specified circumstances.

Under the terms of certain of our loan agreements, if a default under a loan agreement exists, whether or not the applicable cure period under the loan agreement has elapsed, we would be restricted from borrowing money or receiving payment in the form of dividends from our subsidiaries. As a result, we could be unable to make interest payments on the Debentures. If we are unable to make the required payment of interest on the Debentures and can no longer defer the payment of such interest, this failure to pay interest would constitute an event of default with respect to the Debentures under the indenture. In some circumstances, such as acceleration of the Debentures, this would constitute a default of such other debt and cause or permit our other debt to accelerate and become payable immediately. This event would materially adversely affect our financial condition and liquidity.

Uncertainty relating to the LIBOR calculation process may adversely affect the value of the Debentures.

From and including September 15, 2022 to but excluding the maturity date or any earlier redemption date, the Debentures will bear interest at interest rates based on LIBOR established on the basis of the “BBA Method.” Regulators and law enforcement agencies from a number of governments, including entities in the United States, Japan, Canada and the United Kingdom, are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers’ Association (the “BBA”) in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR.

Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined. Uncertainty as to the nature of such potential changes may adversely affect the trading market for LIBOR-based securities, including the Debentures.

The secondary market for the Debentures may be illiquid.

The Debentures constitute a new issue of securities with no established trading market. We intend to apply to list the Debentures on the NYSE. If the application is approved, we expect trading on the NYSE to commence within 30 days of the initial issuance of the Debentures. However, listing the Debentures on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their Debentures easily. In addition, the liquidity of the trading market in the Debentures, and the market prices quoted therefor, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active after-market for the Debentures will develop or be sustained, that holders of the Debentures will be able to sell their Debentures or that holders of the Debentures will be able to sell their Debentures at favorable prices.

The interest rate of the Debentures will fluctuate when the fixed rate period ends, and may from time to time decline below the fixed rate.

At the conclusion of the fixed rate period for the Debentures on September 15, 2022, the Debentures will begin to accrue interest at a floating rate. The floating rate may be volatile over time and could be substantially less than the fixed rate, which could reduce the value of the Debentures in any available aftermarket, apart from the reduction in current interest income.

If a trading market does develop, general market conditions and unpredictable factors could adversely affect market prices for the Debentures.

If a trading market does develop, there can be no assurance about the market prices for the Debentures. Several factors, many of which are beyond our control, will influence the market value of the Debentures. Factors that might influence the market value of the Debentures include, but are not limited to:

•	whether interest payments have been made and are likely to be made on the Debentures from time to time;

•	our creditworthiness, financial condition, performance and prospects;

•	whether the ratings on the Debentures provided by any ratings agency have changed;

•	the market for similar securities; and

•

economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally, including continuing uncertainty about the strength and speed of the recovery in the United States and other key economies and the impact of governmental stimulus and austerity initiatives, sovereign credit concerns, including the potential consequences associated with recent and further potential downgrades to the credit ratings of debt issued by the United States government, European sovereigns and other adverse developments on financial, commodity and credit markets and consumer spending and investment, including in respect of Europe.

If you purchase Debentures, whether in this offering or in the secondary market, the Debentures may subsequently trade at a discount to the price that you paid for them.

We may make certain payments on parity securities during a deferral period.

“Parity securities” are debt securities that rank equal in right of payment with the Debentures. We do not currently have parity securities outstanding, but we may in the future issue parity securities as to which we are required to make payments of interest during a deferral period on the Debentures that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the Debentures permit us to make any such payment and also permit us to make any payment of current or deferred interest on parity securities and on the Debentures during a deferral period that is made pro rata to the amounts due on such parity securities and the Debentures.

Use of proceeds

We estimate that the net proceeds from the sale of the Debentures will be approximately $393.8 million, after deducting the underwriting discounts and estimated offering expenses payable by us. We anticipate that we will use the net proceeds from the offering of the Debentures for general corporate purposes. As a result, we will retain broad discretion over the use of a significant portion of the net proceeds of the offering.

Pending the use of the net proceeds from the offering, we intend to invest the net proceeds in interest-bearing short-term investments and investment-grade securities.

Capitalization

We present in the table below the capitalization of RGA and its subsidiaries:

•	on an actual consolidated basis as of June 30, 2012; and

•	as adjusted to give effect to this offering.

You should read this table in conjunction with our consolidated financial statements, the notes relating to them and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are contained in our 2011 Annual Report, the DAC Current Report, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, each of which is incorporated by reference in the accompanying prospectus.

	June 30, 2012
	Actual	As Adjusted
	($ in millions)
Short-term debt:
Borrowings under credit agreements	$—	$—
Total short-term debt	—	—

Long-term debt:
5.625% senior notes due 2017	298.8	298.8
6.45% senior notes due 2019	399.5	399.5
5.00% senior notes due 2021	398.0	398.0
6.75% junior subordinated debentures due 2065	318.7	318.7
6.20% subordinated debentures due 2042 offered hereby	—	400.0

Total long-term debt	$1,415.0	$1,815.0

Collateral finance facility (1)	651.9	651.9
Stockholders’ equity:
Preferred stock (par value $.01 per share; 10,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock (par value $.01 per shares; 140,000,000 shares authorized; 79,137,758 shares issued at June 30, 2012)	0.8	0.8
Additional paid-in capital	1,740.4	1,740.4
Retained earnings	3,033.5	3,033.5
Accumulated other comprehensive income	1,799.2	1,799.2
Treasury stock	(326.3)	(326.3)

Total stockholders’ equity	$6,247.6	$6,247.6

Total capitalization	$8,314.5	$8,714.5

(1)	Consists of Series A Floating Rate Insured Notes due June 2036 (“Timberlake Notes”) issued in June 2006 by our subsidiary, Timberlake Financial, L.L.C., to fund the collateral requirements for statutory reserves required by so-called “Regulation XXX,” which is described under the caption “Risk Factors — Risks related to our business — The availability and cost of collateral, including letters of credit, asset trusts and other credit facilities, could adversely affect our operations and financial condition” in our 2011 Annual Report. The Timberlake Notes represent senior secured indebtedness of Timberlake Financial, L.L.C. with no recourse to RGA or its other subsidiaries. For a description of that transaction, see Note 14 — “Collateral Finance Facility” in the Notes to the Consolidated Financial Statements in our 2011 Annual Report and DAC Current Report, which are incorporated by reference in the accompanying prospectus.

Selected consolidated financial and operating data

We present in the table below our selected consolidated financial data and other data which should be read in conjunction with and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and unaudited consolidated financial statements and the related notes which are contained in our 2011 Annual Report, the DAC Current Report, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, each of which is incorporated by reference in the accompanying prospectus. The selected consolidated financial data for the fiscal years ended December 31, 2007, 2008, 2009, 2010 and 2011 have been derived from our financial statements which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The selected consolidated financial data for the six months ended June 30, 2011 and 2012 have been derived from our unaudited consolidated financial statements. In the opinion of our management, the unaudited information reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for those periods. Results for the six months ended June 30, 2011 and 2012 are not necessarily indicative of the results to be expected for the full fiscal year.

	Years Ended December 31,					Six Months Ended June 30,
	2007	2008	2009	2010	2011	2011	2012
	(In millions, except per share and operating data)
Income Statement Data
Revenues:
Net premiums	$4,909.0	$5,349.3	$5,725.2	$6,659.7	$7,335.7	$3,524.8	$3,814.1
Investment income, net of related expenses	907.9	871.3	1,122.5	1,238.7	1,281.2	708.5	669.3
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(7.5)	(113.3)	(128.8)	(31.9)	(30.9)	(7.1)	(9.6)
Other-than-temporary impairments on fixed maturity securities transferred to accumulated other comprehensive income	—	—	16.0	2.0	3.9	0.3	(7.1)
Other investment related gains (losses), net	(171.2)	(533.9)	146.9	241.9	(9.1)	157.9	84.0

Total investment related gains (losses), net	(178.7)	(647.2)	34.1	212.0	(36.1)	151.1	67.3
Other revenues	80.2	107.8	185.0	151.3	248.7	102.0	118.0

Total revenues	5,718.4	5,681.2	7,066.8	8,261.7	8,829.5	4,486.4	4,668.7
Benefits and expenses:
Claims and other policy benefits	3,984.0	4,461.9	4,819.4	5,547.1	6,225.2	2,989.5	3,205.6
Interest credited	246.1	233.2	323.7	310.0	316.4	202.3	154.7
Policy acquisition costs and other insurance expenses	683.5	399.3	1,010.0	1,137.6	990.1	620.8	643.6
Other operating expenses	236.7	242.9	294.9	362.0	419.3	203.2	215.6
Interest expense	76.9	76.2	69.9	91.0	102.6	50.4	46.7
Collateral finance facility expense	52.0	28.7	8.3	7.8	12.4	6.3	5.8

Total benefits and expenses	5,279.2	5,442.2	6,526.2	7,455.5	8,066.0	4,072.5	4,272.0

Income from continuing operations before income taxes	439.2	239.0	540.6	806.2	763.5	413.9	396.7
Provision for income taxes	155.5	78.8	167.6	270.5	217.5	141.0	132.3

Income from continuing operations	283.7	160.2	373.0	535.7	546.0	272.9	264.4
Loss from discontinued accident and health operations, net of income taxes	(14.5)	(11.0)	—	—	—	—	—

Net income	$269.2	$149.2	$373.0	$535.7	$546.0	$272.9	$264.4

	Years Ended December 31,					Six Months Ended June 30,
	2007	2008	2009	2010	2011	2011	2012
	(In millions, except per share and operating data)
Basic Earnings Per Share
Continuing operations	$4.59	$2.51	$5.12	$7.32	$7.42	$3.71	$3.59
Discontinued operations	(0.24)	(0.18)	—	—	—	—	—

Net income	$4.35	$2.33	$5.12	$7.32	$7.42	$3.71	$3.59
Diluted Earnings Per Share
Continuing operations	$4.42	$2.45	$5.09	$7.17	$7.37	$3.68	$3.57
Discontinued operations	(0.23)	(0.16)	—	—	—	—	—

Net income	$4.19	$2.29	$5.09	$7.17	$7.37	$3.68	$3.57
Weighted average diluted shares, in thousands	64,231	65,271	73,327	74,694	74,108	74,184	74,048
Dividends per share on common stock	$0.36	$0.36	$0.36	$0.48	$0.60	$0.24	$0.36
Balance Sheet Data
Total investments	$16,397.7	$15,610.7	$19,224.1	$22,666.6	$24,964.6	$23,888.3	$31,506.9
Total assets	21,343.4	21,385.2	24,905.8	28,670.2	31,634.0	30,212.7	38,344.3
Policy liabilities	15,045.5	16,045.5	17,643.6	19,647.2	21,139.7	20,517.5	27,104.2

Short-term debt	29.8	—	—	200.0	—	200.0	—
Long-term debt	896.1	918.2	1,216.1	1,016.4	1,414.7	1,414.4	1,415.0
Collateral finance facility	850.4	850.0	850.0	850.0	652.0	837.8	651.9
RGA-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debentures of RGA	158.9	159.0	159.2	159.4	—	—	—
Total stockholders’ equity	3,020.7	2,435.9	3,639.8	4,765.4	5,818.7	5,023.3	6,247.6
Total stockholders’ equity per share	$48.70	$33.54	$49.87	$64.96	$79.31	$67.81	$84.75
Operating Data (in billions)
Assumed ordinary life reinsurance in force	$2,119.9	$2,108.1	$2,325.1	$2,540.3	$2,664.4	$2,658.8	$2,782.3
Assumed new business production	302.4	305.0	321.0	327.6	428.9	183.2	205.3

Description of the Debentures

The following description is a summary of the terms of the Debentures. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the Debentures and the indenture but do not purport to be complete, and reference is hereby made to the supplemental indenture, the form of indenture which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and to the Trust Indenture Act of 1939, as amended. We will file the indenture and the supplemental indenture as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference in the accompanying prospectus. You may also request copies of the indenture and the supplemental indenture from us at our address set forth under “Where You Can Find More Information” in the accompanying prospectus. This summary supplements the description of the debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. References to “we,” “us” and “our” in the following description refers only to Reinsurance Group of America, Incorporated and not to any of its subsidiaries.

General

We will issue the 6.20% fixed-to-floating rate subordinated debentures due 2042, which we refer to as the “Debentures,” under the indenture, to be dated as of August 21, 2012, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by a supplemental indenture to be dated the issuance date of the Debentures. We refer to the indenture, as amended and supplemented by the supplemental indenture, as the “indenture.”

We will initially issue $400.0 million aggregate principal amount of the Debentures. The Debentures will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof. We may from time to time, without the consent of the existing holders, create and issue additional Debentures having the same terms and conditions as the Debentures being offered hereby in all respects, except for issue date, issue price and, if applicable, the initial interest accrual date and the first payment of interest thereon. Additional Debentures issued in this manner will be consolidated with, and will form a single series with, the previously outstanding Debentures, unless such additional subordinated debt will not be treated as fungible with the Debentures being offered hereby for U.S. federal income tax purposes. The Debentures offered hereby and any additional Debentures would rank equally and ratably.

The Debentures will have a maturity date of September 15, 2042 (or if such day is not a business day, the following business day).

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The indenture will not contain provisions that would afford holders of Debentures protection in the event of a decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

The Debentures will not have a sinking fund.

Interest rates

The Debentures will bear interest from the date issued until their maturity date or earlier acceleration or redemption, payable on each interest payment date. Interest due with respect to any interest period (as defined below) will accrue as follows:

•

for any interest period ending on or prior to September 15, 2022, or any earlier redemption date, at an annual rate equal to 6.20%, computed on the basis of a 360-day year consisting of twelve 30 day months, or a “30/360 Basis,” payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2012 to and including September 15, 2022, or if any such interest payment date is not a business day, the next business day, without adjustment, to the record holders at the close of business on the preceding March 1, June 1, September 1 or December 1, as applicable (whether or not a business day); or

•

for any interest period commencing on or after September 15, 2022 to the maturity date unless redeemed or repaid earlier, at an annual rate equal to three-month LIBOR for the applicable interest period, plus 4.37%, computed on the basis of a 360-day year and the actual number of days elapsed, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2022, or if any such interest payment date is not a business day, the next business day, except that if such business day is in the next succeeding calendar month, interest will be payable on the immediately preceding business day, to the record holders at the close of business on the preceding March 1, June 1, September 1 or December 1, as applicable (whether or not a business day).

Interest payments not paid when due as the result of the deferral of interest payments or otherwise will themselves accrue additional interest at the rate per annum then applicable to the Debentures. References in this prospectus to “interest” include interest accruing on the principal balance of the Debentures, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable.

“Interest period” means a period beginning on an interest payment date or, in the case of the first interest period, August 21, 2012, and ending on the day immediately preceding the next interest payment date.

“Three-month LIBOR” means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of the relevant interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR determination date (as defined below) for that interest period. If such rate does not appear on Reuters Page LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as defined below) after consultation with us, at approximately 11:00 a.m., London time, on the LIBOR determination date for that interest period. The calculation agent will request the principal London office of each of these banks to provide a quotation of such bank’s rate. If at least two such quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent after consultation with us, at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that interest period will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the interest period beginning on September 15, 2022, 0.4365%. The establishment of three-month LIBOR for each interest period by the calculation agent will (in the absence of manifest error) be final and binding.

“Calculation agent” means The Bank of New York Mellon Trust Company, N.A. or any other successor, acting as calculation agent.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by us as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

“LIBOR determination date” means the second London banking day (as defined below) immediately preceding the first day of the relevant interest period.

“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

Ranking

The payment of the principal of, and interest on, the Debentures will be expressly subordinated, to the extent and in the manner set forth in the indenture, to the prior payment in full of all of our senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” will be defined in the indenture to include principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

•	all of our obligations for money borrowed (other than obligations pursuant to the indenture and the Debentures and obligations relating to our 6.75% Junior Subordinated Debentures due 2065);

•

all of our obligations evidenced by notes, debentures, bonds or other similar instruments (other than obligations pursuant to the indenture and the Debentures and obligations relating to our 6.75% Junior Subordinated Debentures due 2065), including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles;

•	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (including trade accounts payable or accrued liabilities arising in the ordinary course of business);

•

all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation, reimbursement and indemnification obligations of ours to the trustee pursuant to the indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The Debentures will rank senior to all of our equity securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) any indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment to the Debentures, (2) any indebtedness that by its terms expressly provides that it will rank equally with the Debentures, (3) obligations of RGA owed to its subsidiaries or (4) our existing 6.75% Junior Subordinated Debentures due 2065, which debentures will be subordinated to the Debentures, subject, in any such case, to the provisions described below under “— Certain limitations during a deferral period”.

All liabilities of our subsidiaries, including their trade accounts payable and other liabilities arising in the ordinary course of business (including obligations to policyholders), will be effectively senior to the Debentures to the extent of the assets of such subsidiaries, as we are a holding company. Because we are a holding company, we rely primarily on dividends and other payments from our direct and indirect subsidiaries, which are generally regulated insurance companies, to pay interest and principal on our outstanding debt obligations. Regulatory rules may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other means. See “Risk factors — Risks related to ownership of the Debentures — RGA is an insurance holding company, and payments on the Debentures will only be made from our earnings and assets, and not those of our subsidiaries.”

No direct or indirect payment, in cash, property or securities, by set-off or otherwise, may be made or agreed to be made on account of the Debentures or interest thereon, or in respect of any repayment, redemption, retirement, purchase or other acquisition of the Debentures, if:

•	RGA defaults in the payment of any principal, premium (if any) or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders thereof to accelerate the maturity and written notice of such event of default, requesting that payments on the Debentures cease, is given to RGA by the holders of senior indebtedness, until such default in payment or event of default has been cured, is waived or ceases to exist.

All present and future senior indebtedness, which includes, without limitation, interest accruing after the commencement of any proceeding, assignment or marshaling of assets described below, will first be fully paid before any payment, whether in cash, securities or other property, will be made by RGA on account of the Debentures in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshaling of the assets of RGA.

In any such event, payments which would otherwise be made on the Debentures will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is fully paid. If payments on the Debentures are in the form of RGA’s securities or those of any other corporation under a plan of reorganization or readjustment and such payments are subordinated to outstanding senior indebtedness and to any securities issued with respect thereto under a plan of reorganization or readjustment, such payments will be made to the holders of senior indebtedness and then, if any amounts remain, to the holders of the Debentures. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of the Debentures by any act or failure to act on the part of RGA.

If, notwithstanding any of the foregoing prohibitions, the indenture trustee or the holders of the Debentures receive any payment with respect to the Debentures when a responsible officer of the indenture trustee or such holder has actual knowledge that such payment should not have been made to it, the trustee or such holder will hold such payment in trust for the benefit of, and, upon written request, will pay it over to, the holders of the senior indebtedness or their agents or representatives, for application to the payment of all principal, premium, if any, and interest then payable with respect to any senior indebtedness.

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness.

After full payment of all present and future senior indebtedness, holders of the Debentures will be subrogated to the rights of any holders of senior indebtedness to receive any further payments that are applicable to the senior indebtedness until all the Debentures are fully paid. In matters between holders of the Debentures and any other RGA creditor, any payments that would otherwise be paid to holders of senior indebtedness and are made to holders of the Debentures because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of the Debentures.

If such events of bankruptcy, insolvency or receivership occur, after we have paid in full all amounts owed on senior indebtedness, the holders of Debentures together with the holders of any of our other obligations that rank equally with the Debentures will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Debentures.

If we violate the indenture by making a payment or distribution to holders of the Debentures before we have paid all the senior indebtedness in full, then such holders of the Debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions of the indenture, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the Debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the Debentures.

The Debentures do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior to the Debentures. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures.

As of June 30, 2012, our consolidated short-and long-term debt aggregated approximately $1,415.0 million, which consisted of:

•

$1,096.3 million of borrowings outstanding under our credit facilities, letters of credit, 5.625% Senior Notes due 2017, 6.45% Senior Notes due 2019, and 5.00% Senior Notes due 2021, all of which will rank senior in right of payment to the Debentures; and

•	$318.7 million aggregate amount of our 6.75% Junior Subordinated Debentures due 2065 which will rank junior to the Debentures,

and our subsidiaries had approximately $29.6 billion of outstanding liabilities, which includes $651.9 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C. For more information, see “Capitalization,” as well as “Schedule II-Condensed Financial Information of the Registrant” and Notes 13 and 14 to the consolidated financial statements in our 2011 Annual Report and DAC Current Report, which are incorporated by reference in the accompanying prospectus.

Option to defer interest payments

So long as no event of default with respect to the Debentures has occurred and is continuing, we may, on one or more occasions, in our sole discretion, defer interest payments on the Debentures for one or more interest periods (each, a “deferral period”) of up to five consecutive years without giving rise to an event of default under the terms of the Debentures. A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration or redemption of the Debentures. During a deferral period, interest will continue to accrue on the Debentures, and deferred interest payments will accrue additional interest at the then applicable interest rate on the Debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law. No interest otherwise due during a deferral period will be due and payable on the Debentures until the end of such deferral period except upon an acceleration or redemption of the Debentures during such deferral period.

At the end of five years following the commencement of a deferral period, we must pay all accrued and unpaid deferred interest, including compounded interest, and our failure to pay all accrued and unpaid deferred interest, including compounded interest, for a period of 30 days after the conclusion of such five-year period will result in an event of default giving rise to a right of acceleration. If, at the end of any deferral period, we have paid all deferred interest due on the Debentures, including compounded interest, we can again defer interest payments on the Debentures as described above.

We will provide to the trustee and the holders of Debentures written notice of any deferral of interest at least one and not more than 60 business days prior to the applicable interest payment date, provided that the failure to provide such notice will not constitute an event of default. In addition, whether or not such notice is given, our failure to pay interest on the Debentures on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after any such interest payment date, whether or not we provide a notice of deferral.

We have no present intention of exercising our right to defer payments of interest.

Certain limitations during a deferral period

After the commencement of a deferral period until we have paid all accrued and unpaid interest on the Debentures, we will agree not to, and not to permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock other than:

(i)	purchases, redemptions or other acquisitions of our common stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants or under any dividend reinvestment plan or shareholder purchase plan;

(ii)	purchases of our common stock pursuant to a contractually binding requirement to buy or acquire common stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;

(iii)	as a result of any reclassification of any class or series of our capital stock, or the exchange, redemption or conversion of any class or series of our capital stock (or any capital stock of one of our subsidiaries) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

(iv)	the purchase of or payment of cash in lieu of fractional interests in our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

(v)	acquisitions of RGA’s common stock in connection with acquisitions of businesses made by RGA (which acquisitions are made by RGA in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

(vi)	dividends or distributions payable solely in our capital stock, or rights to acquire common stock, or repurchases or redemptions of common stock made solely from the issuance or exchange of common stock; or

(vii)	the distribution, declaration, redemption or repurchase of rights in accordance with any stockholders’ rights plan or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities or guarantees that rank equally with the Debentures (“parity securities”) or junior to the Debentures other than any payment of principal on parity securities necessary to avoid a breach of the instrument governing such parity securities or payment, repurchase or redemption in respect of parity securities made ratably and in proportion to the respective amount of (1) accrued and unpaid amounts on such parity securities, on the one hand, and (2) accrued and unpaid amounts on the Debentures, on the other hand.

For the avoidance of doubt, no terms of the Debentures will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.

Optional redemption

We may redeem the Debentures in $25 increments:

•

in whole at any time or in part from time to time on or after September 15, 2022, at a redemption price equal to their principal amount plus accrued and unpaid interest to but excluding the date of redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption; or

•

in whole, but not in part, at any time prior to September 15, 2022, within 90 days of the occurrence of a tax event or rating agency event at a redemption price equal to their principal amount or, if greater, the make-whole redemption amount described below, in each case, plus accrued and unpaid interest to but excluding the date of redemption.

The indenture will include the following definitions applicable to the calculation of the redemption price for the Debentures:

“Make-whole redemption amount” means, with respect to any principal amount of any Debentures to be redeemed, the sum, as determined by the treasury dealer, of the present value of the outstanding principal (discounted from September 15, 2022 to but excluding the redemption date) and remaining scheduled payments of interest that would have been payable from the redemption date to and including September 15, 2022 (discounted from their respective interest payment dates to but excluding the redemption date) on the Debentures to be redeemed (not including any portion of such payments of interest accrued and unpaid to but excluding the date of redemption) on a 30/360 Basis at a discount rate equal to the treasury rate plus a spread of 0.50%.

“Treasury rate” means the semi-annual equivalent yield to maturity of the treasury security that corresponds to the treasury price thereof (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date).

“Treasury security” means the United States treasury security that the treasury dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Debentures being redeemed in a tender offer based on a spread to United States Treasury yields.

“Treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by The Wall Street Journal (or its successor or, in its absence, any recognized daily national publication) on that trading day and designated “Treasury Bonds, Notes and Bills,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 P.M., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 P.M., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances.

“Treasury dealer” means one of Barclays Capital Inc., UBS Securities LLC, and Wells Fargo Securities, LLC (or their respective successors), as selected by us, or, if Barclays Capital Inc., UBS Securities LLC, and Wells Fargo Securities, LLC (or their respective successors) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

“Tax event” means that we will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any:

•

amendment to, or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

•

official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority; or

•

threatened challenge asserted in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against us or becomes publicly known on or after the date of initial issuance of the Debentures, there is more than an insubstantial increase in the risk that interest accruable or payable by us on the Debentures is not, or will not be, deductible by us in whole or in part, for U.S. federal income tax purposes.

“Rating agency event” means an amendment, clarification, or change by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each an “NRSRO”) in its criteria for awarding equity credit to securities such as the Debentures, which amendment, clarification, or change results in (i) the shortening of the length of time the Debentures are assigned a particular level of equity credit by that NRSRO as compared to the length of time they would have been assigned that level of equity credit by such NRSRO or its predecessor on the issue date or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Debentures by that NRSRO as compared to the equity credit that such NRSRO or its predecessor assigned the Debentures on the issuance date of the Debentures.

Redemption procedures

If we give a notice of redemption in respect of any Debentures, then prior to the redemption date, we will:

•

irrevocably deposit with the trustee or a paying agent for the Debentures funds sufficient to pay the applicable redemption price of, and (except if the redemption date is an interest payment date) accrued interest on, the Debentures to be redeemed; and

•

give the trustee or such paying agent, as applicable, irrevocable instructions and authority to pay the redemption price to the holders upon surrender of the global certificate or such other certificates as we may have issued evidencing the Debentures.

Notwithstanding the above, interest payable on or prior to the redemption date for any Debentures called for redemption will be payable to the holders of the Debentures on the relevant record dates for the related interest payment dates.

Once notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the Debentures so called for redemption will cease, except the right of the holders of the Debentures to receive the redemption price and any interest payable in respect of the Debentures on or prior to the redemption date and the Debentures will cease to be outstanding. In the event that payment of the redemption price in respect of Debentures called for redemption is improperly withheld or refused and not paid by us, interest on the Debentures will continue to accrue at the then applicable rate from the redemption date originally established by us for the Debentures to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding Debentures by tender, in the open market or by private agreement.

If less than all of the Debentures are to be redeemed, the particular Debentures to be redeemed will be selected not more than 60 days prior to the redemption date by the trustee, from the outstanding Debentures not previously called for redemption, by such method as the trustee in its sole discretion deems fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Debentures, provided that, so long as the Debentures are in the form of global certificates, such selection shall be made by The Depository Trust Company (“DTC”) in accordance with its applicable procedures, and provided further that the unredeemed portion of the principal amount of any Debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Debenture. The trustee will promptly notify us in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

We may not redeem the Debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (and compounded interest thereon), has been paid in full on all outstanding Debentures for all interest periods terminating on or before the redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless we default in payment of the redemption price on the Debentures, on and after the redemption date, interest will cease to accrue on the Debentures or portions called for redemption.

Denominations

The Debentures will be issued only in registered form in denominations of $25 each and integral multiples of $25 in excess thereof. We expect that the Debentures will be held in book-entry form only, as described under “— Book-entry; Delivery and form,” and will be held in the name of DTC or its nominee.

Events of default

The indenture will provide that any one or more of the following events with respect to the Debentures that has occurred and is continuing constitutes an event of default:

•

the failure to pay interest in full, including compounded interest, on any Debenture for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period or on the maturity date;

•	the failure to pay principal of or premium, if any, on any Debenture on the maturity date or upon redemption; or

•	certain events of our bankruptcy, insolvency or receivership.

If an event of default under the indenture arising from a default in the payment of interest, principal or premium has occurred and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Debentures will have the right to declare the principal of and accrued but unpaid interest on the Debentures to be due and payable immediately. If an event of default under the indenture arising from an event of our bankruptcy, insolvency or receivership has occurred, the principal of and accrued but unpaid interest on the Debentures will automatically, and without any declaration or other action on the part of the trustee or any holder of Debentures, become immediately due and payable. In case of any default that is not an event of default, there is no right to declare the principal amount of and accrued but unpaid interest on the Debentures immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of the Debentures may waive any default on behalf of all holders of the Debentures, except a default in the payment of principal or interest or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. We are required to file annually with the trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

Within 90 days after actual knowledge by a responsible officer of the trustee of the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to the Debentures, the trustee shall transmit by mail to all holders of Debentures, notice of such default unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Debentures, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Debentures.

Subject to certain limitations under the indenture, the holders of a majority of the aggregate outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the Debentures.

Defeasance

The provisions of the indenture relating to defeasance, satisfaction, or discharge, which are described under the caption “Description of Debt Securities of RGA — Defeasance; Satisfaction and Discharge” in the accompanying prospectus, will apply to the Debentures.

Voting rights

The Debentures will not be entitled to voting rights, subject to any required consents described under “Description of Debt Securities of RGA — Modification or Amendment of the Indentures” in the accompanying prospectus.

Listing

We intend to apply to list the Debentures on the NYSE. If the application is approved, we expect trading on the NYSE to begin within 30 days of the initial issuance of the Debentures.

Book-entry; Delivery and form

The Debentures will be represented by one or more global debentures (the “global debentures”) that will be deposited with and registered in the name of DTC or its nominee for the accounts of its participants, including Euroclear Bank S.A./N.V., or Euroclear, as operator of the Euroclear System, and Clearstream Banking, société anonyme, or Clearstream. We will not issue certificated Debentures, except in the limited circumstances described below. Transfers of ownership interests in the global debentures will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. You, as the beneficial owner of Debentures, will not receive certificates representing ownership interests in the global debentures, except in the event that use of the book-entry system for the Debentures is discontinued. You will not receive written confirmation from DTC of your purchase. The direct or indirect participants through whom you purchased the Debentures should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The direct and indirect participants are responsible for keeping accurate account of the holdings of their customers like you. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in the global debentures.

So long as DTC or its nominee is the registered owner and holder of the global debentures, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Debentures represented by the global debentures for all purposes under the indenture relating to the Debentures. Except as provided below, you, as the beneficial owner of interests in the global debentures, will not be entitled to have Debentures registered in your name, will not receive or be entitled to receive physical delivery of Debentures in definitive form and will not be considered the owner or holder thereof under the indenture. Accordingly, you, as the beneficial owner, must rely on the procedures of DTC and, if you are not a DTC participant, on the procedures of the DTC participants through which you own your interest, to exercise any rights of a holder under the indenture.

Neither we, the trustee, nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in global debentures or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. DTC’s practice is to credit the accounts of DTC’s direct participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payment date. The underwriters will initially designate the accounts to be credited. Beneficial owners may experience delays in receiving distributions on their Debentures because distributions will initially be made to DTC and they must be transferred through the chain of intermediaries to the beneficial owner’s account. Payments by DTC participants to you will be the responsibility of the DTC participant and not of DTC, the trustee or us. Accordingly, we and any paying agent will have no responsibility or liability for: any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in Debentures represented by a global securities certificate; any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global securities certificate held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We have been informed that, under DTC’s existing practices, if we request any action of holders of the Debentures, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder of Debentures is entitled to take under the indenture, DTC would authorize the direct participants holding the relevant beneficial interests to take such action, and those direct participants and any indirect participants would authorize beneficial owners owning through those direct and indirect participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Clearstream and Euroclear have provided us with the following information and neither we nor the underwriters take any responsibility for its accuracy:

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to Debentures held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Debentures held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors who acquire, hold and transfer interests in the Debentures by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities certificates.

Global clearance and settlement procedures

Initial settlement for the Debentures will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Debentures through DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of Debentures received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Debentures settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such following business day. Cash received in Clearstream or Euroclear as a result of sales of Debentures by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Debentures among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Reports

We must file with the trustee copies of our annual reports and the information and other documents which we may be required to file with the SEC under Section 13 or Section 15(d) of the Exchange Act, unless they have been filed on EDGAR, after they are filed with the SEC. We must also file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, additional information, documents and reports with respect to compliance by RGA with the conditions and covenants of the indenture, as may be required from time to time by such rules and regulations.

About the trustee

The Bank of New York Mellon Trust Company, N.A. is the indenture trustee, and will be the principal paying agent and registrar for the Debentures. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon or its affiliates. For example, The Bank of New York Mellon Trust Company, N.A. is successor trustee of the indentures relating to our 5.625% Senior Notes due 2017, our 6.45% Senior Notes due 2019, our 5.00% Senior Notes due 2021, and our 6.75% Junior Subordinated Debentures due 2065, a lender under our principal credit agreement, and provides other banking and financial services to us.

If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding senior notes or junior subordinated debentures or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as a trustee, or resign.

The trustee may resign or be removed with respect to one or more series of debt securities under the indenture, and a successor trustee may be appointed to act with respect to such series.

Miscellaneous

RGA will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of RGA; provided that, in the event of any such assignment, RGA will remain liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

Material United States federal income tax consequences

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures. It is the opinion of Bryan Cave LLP, our counsel. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to Debentures that are held as “capital assets,” within the meaning of the Code, by a holder (as defined below) who purchases Debentures in the initial offering at their “issue price” (i.e., the first price at which a substantial amount of the Debentures is sold to the public).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons holding the Debentures as part of a “straddle,” “hedge,” “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States and holders who mark securities to market for U.S. federal income tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

For purposes of this discussion, a “United States holder” is a beneficial owner of a Debenture that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	any other person that is subject to U.S. federal income taxation on a net income basis.

For purposes of this discussion, a “non-United States holder” is an individual, corporation, estate or trust that is a beneficial owner of a Debenture that is not a “United States holder”, and “holders” refers to United States holders and non-United States holders.

Persons considering the purchase of the Debentures should consult their own tax advisors with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Debentures. Based upon an analysis of the relevant facts and circumstances, including certain assumptions and certain representations made by us, under applicable law as of the issue date of the Debentures, the Debentures will be treated as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the Internal Revenue Service (“IRS”) or a court will agree with this determination. No ruling is being sought from the IRS on any of the issues discussed herein.

We agree, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment, except where specified.

United States holders

Interest income and original issue discount

It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the Debentures will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

Treasury regulations provide that the possibility that interest on the Debentures might be deferred could result in the Debentures being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of interest deferral is remote and therefore that the possibility of such deferral will not result in the Debentures being treated as issued with OID. Accordingly, interest paid on the Debentures should be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with such United States holder’s method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position.

If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the Debentures would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a United States holder would be required to include interest in income as it accrued, regardless of the holder’s regular method of accounting, using the constant-yield-to-maturity method of accrual, before such United States holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the Debentures as taxable income.

Sale, exchange, redemption or other disposition of the Debentures

Upon the sale, exchange, redemption or other disposition of a Debenture, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest, which will be taxable as ordinary income to the extent not previously included in the United States holder’s income) on the sale, exchange, redemption or other disposition and such United States holder’s adjusted tax basis in the Debenture. Assuming that interest payments on the Debentures are not deferred and that the Debentures are not treated as issued with OID, a United States holder’s adjusted tax basis in a Debenture generally will be its initial purchase price. If the Debentures are treated as issued with OID, a United States holder’s adjusted tax basis in a Debenture generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by payments received on the Debenture since and including the date that the Debenture was treated as issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Debenture had been held for more than one year. A United States holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Non-United States holders

Subject to the discussion below concerning backup withholding, the following is a discussion of U.S. federal income tax and withholding tax considerations generally applicable to non-United States holders:

•

payments of principal and interest (including OID, if applicable) with respect to a Debenture held by or for a non-United States holder will not be subject to U.S. federal withholding tax, provided that, in the case of amounts treated as interest, (i) such non-United States holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-United States holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership, and (iii) such non-United States holder complies with applicable certification requirements related to its non-U.S. status including, in general, furnishing an IRS Form W-8BEN or other applicable Form W-8; and

•

a non-United States holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a Debenture.

Backup withholding and information reporting

Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9. In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a Debenture if such non-United States holder furnishes an IRS Form W-8BEN or other applicable Form W-8. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest (including OID, if applicable) paid with respect to the Debentures held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional withholding requirements

Legislation enacted in 2010 (FATCA legislation) generally imposes a withholding tax of 30% on interest income paid on a Debenture and on the gross proceeds from the sale or other disposition of a Debenture paid after December 31, 2012 to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) and such institution meets certain other specified requirements or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity. Under proposed Treasury regulations, this new withholding tax will not apply (i) to interest income on a Debenture that is paid on or before December 31, 2013 or (ii) to gross proceeds from the sale or other disposition of a Debenture paid on or before December 31, 2014. Under proposed Treasury regulations, this legislation generally will not apply to a Debenture outstanding on January 1, 2013, unless such Debenture undergoes a “significant modification” (within the meaning of Section 1.1001-3 of the Treasury regulations promulgated under the Code) after such date. You should consult with your own tax advisors regarding the implications of this legislation on your purchase, ownership and disposition of the Debentures.

Persons considering the purchase of the Debentures should consult their own tax advisors with respect to the tax consequences relating to the purchase, ownership and disposition of the Debentures in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Benefit plan investor considerations

The following is a summary of certain considerations associated with the purchase of the Debentures by (a) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, (c) entities whose underlying assets are considered to include “plan assets” of any employee benefit plan, plan, account or arrangement described in preceding clause (a) or (b), or (d) any governmental plan, church plan, non-U.S. plan or other investor whose purchase or holding of the Debentures would be subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or Section 4975 of the Code (being referred to collectively as “Similar Laws”) (each entity described in preceding clause (a), (b), (c) or (d), a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties.

In considering an investment in the Debentures of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification and prohibited transaction provisions of ERISA or the Code or similar provisions under Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Parties in interest or disqualified persons could include, without limitation, us, the underwriters, the trustee, the holders of our existing 6.75% Debentures or any of their respective affiliates. For example, the acquisition and/or holding of Debentures by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the Debentures. These class exemptions include, without limitation, PTCE 84-14 relating to transactions determined by independent qualified professional asset managers, PTCE 90-1 relating to investments by insurance company pooled separate accounts, PTCE 91-38 relating to investments by bank collective investment funds, PTCE 95-60 relating to investments by life insurance company general accounts and PTCE 96-23 relating to transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, Section 408(b)(17) of ERISA and Section 4975(a)(20) of the Code may provide a limited exemption for the purchase and holding of the Debentures, provided that neither a party in interest or disqualified person nor any of their affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the Debentures. Any fiduciary of such a governmental, non-U.S. or church plan considering an investment in the Debentures should consult with its counsel before purchasing Debentures to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under such Similar Laws.

Because of the foregoing, the Debentures should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a Debenture, each purchaser and subsequent transferee of a Debenture will be deemed to have represented and warranted that on each day such person holds the Debenture either (i) it is not a Plan and no portion of the assets used by such purchaser or transferee to acquire and hold the Debentures constitutes assets of any Plan or (ii) the purchase and holding of the Debentures by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Debentures on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Debentures. Purchasers of the Debentures have exclusive responsibility for ensuring that their purchase and holding of the Debentures do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any Debentures to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated August 14, 2012, the underwriters named below, for whom Barclays Capital Inc., UBS Securities LLC and Well Fargo Securities, LLC are acting as representatives (the “representatives”), have severally agreed to purchase from us, and we have agreed to sell, the aggregate principal amount of the Debentures listed opposite their names below:

Underwriters	Principal Amount
Barclays Capital Inc.	$106,666,675
UBS Securities LLC	106,666,675
Wells Fargo Securities, LLC	106,666,650
Credit Suisse Securities (USA) LLC	16,000,000
HSBC Securities (USA) Inc.	16,000,000
Keefe, Bruyette & Woods, Inc.	16,000,000
RBC Capital Markets, LLC	16,000,000
U.S. Bancorp Investments, Inc.	16,000,000

Total	$400,000,000

The underwriting agreement provides that the underwriters are severally obligated to purchase all of the Debentures if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of Debentures may be terminated.

We have been advised by the representatives that the underwriters propose to offer the Debentures directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement, and the underwriters may sell the Debentures to certain dealers at the public offering price less a concession not in excess of $0.50 per Debenture sold to retail accounts and $0.15 per Debenture sold to institutional accounts. The underwriters may allow, and such dealers may reallow, a concession to certain other dealers with respect to Debentures sold to retail accounts not in excess of $0.45 per Debenture. After the initial public offering of the Debentures to the public, the representatives may change the public offering price and other selling terms.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Paid by RGA
Per Debenture(i)	$0.3382

(i)	Reflects 13,375,000 Debentures sold to institutional investors, for which the underwriters received an underwriting discount of $0.25 per Debenture, and 2,625,000 Debentures sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per Debenture.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $800,000 and payable by us.

The Debentures are a new issue of securities with no established trading market. Although we intend to apply to list the Debentures on the NYSE, and we expect trading on the NYSE to begin within 30 days of the initial issuance of the Debentures, there is no guarantee that we will be able to list the Debentures. The representatives have advised us that the underwriters may make a market in the Debentures after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debentures or that an active public market for the Debentures will develop. If an active public trading market for the Debentures does not develop, the market price and liquidity of the Debentures may be adversely affected.

We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of Debentures in excess of the aggregate principal amount of the Debentures the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the Debentures in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Debentures originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Debentures or preventing or retarding a decline in the market price of the Debentures. As a result, the price of the Debentures may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

The underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to us and our affiliates from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with us. In addition, certain of the underwriters or their affiliates are agents and/or lenders under our syndicated revolving credit facility, dated as of December 15, 2011.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Debentures which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Debentures shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the above, (i) the expression an “offer of Debentures to the public” in relation to any Debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable an investor to decide to purchase or subscribe the Debentures, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each underwriter has represented and agreed that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FMSA”)) received by it in connection with the issue or sale of the Debentures in circumstances in which Section 21(1) of the FMSA does not apply to us; and

(ii) it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to the Debentures in, from or otherwise involving the United Kingdom.

It is expected that delivery of the Debentures will be made against payment therefor on or about August 21, 2012, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Debentures on the date of pricing or the next four succeeding business days will be required, by virtue of the fact that the Debentures initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Debentures who wish to trade the Debentures on the date of pricing and the next four succeeding business days should consult their own advisors.

Legal matters

The binding nature of the Debentures offered hereby will be passed upon for us by Bryan Cave LLP, St. Louis, Missouri. Bryan Cave LLP, together with William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of RGA, have represented us in connection with the offering contemplated herein. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Mr. Hutton is paid a salary by us, is a participant in various employee benefit plans offered by us to our employees generally and owns and has options to purchase shares of our common stock.

PROSPECTUS

Reinsurance Group of America, Incorporated

1370 Timberlake Manor Parkway

Chesterfield, Missouri 63017-6039

(636) 736-7000

Debt Securities, Preferred Stock, Depositary Shares, Common Stock,

Purchase Contracts, Warrants and Units

RGA Capital Trust III

RGA Capital Trust IV

Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed

on a Subordinated Basis as described in this Document by

Reinsurance Group of America, Incorporated

Reinsurance Group of America, Incorporated and RGA Capital Trust III and RGA Capital Trust IV may offer the securities listed above, including units consisting of any two or more of such securities, from time to time.

When RGA, RGA Capital Trust III or RGA Capital Trust IV decide to sell a particular series of securities, we will prepare a prospectus supplement or other offering material describing those securities. You should read this prospectus, any prospectus supplement and any other offering material carefully before you invest. This prospectus may not be used to offer or sell any securities by us or, where required, by any selling security holders, unless accompanied by a prospectus supplement and any applicable other offering material.

Investing in these securities involves risks. Consider carefully the risk factors on page 3 of this prospectus.

We or any selling security holders may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. The details of any such offering and the plan of distribution will be set forth in a prospectus supplement for such offering.

Holders of our common stock are subject to certain acquisition restrictions as described in “Description of Capital Stock of RGA — Acquisition Restrictions.”

Our common stock is listed on the New York Stock Exchange under the symbol “RGA”. As of August 4, 2011, the closing price of our common stock was $52.11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2011.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, which we refer to as the “SEC,” in the future.

ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our,” the “Company” and “RGA” refer to Reinsurance Group of America, Incorporated.

This prospectus is part of a registration statement that we and RGA Capital Trust III and RGA Capital Trust IV, which we refer to as the “RGA trusts,” filed with the SEC, utilizing a “shelf” registration process. Under this shelf process, we, any RGA trust or selling security holder may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we, any RGA trust or selling security holder may offer. Each time RGA, any RGA trust or selling security holder sells securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other specific considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, the documents incorporated by reference therein as described under “Incorporation of Certain Documents by Reference” and additional information described under the heading “Where You Can Find More Information.”

We are not offering the securities in any state or jurisdiction where the offer is prohibited.

You should rely only on the information provided in this prospectus, in any prospectus supplement and in any other offering material, including the information incorporated by reference in this prospectus and any prospectus supplement. We have not, and the RGA trusts and the selling security holders have not, authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “RGA”, those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

The New York Stock Exchange 20 Broad Street New York, New York 10005

On-line information, free of charge	SEC’s Internet website at http://www.sec.gov

Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

We and the RGA trusts have filed with the SEC a registration statement under the Securities Act of 1933, which we refer to as the “Securities Act,” that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.rgare.com, under “Investor Relations — SEC filings.” Information contained in our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2010.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011 and June 30, 2011.

•

Our Current Reports on Form 8-K filed February 15, 2011, February 16, 2011 (as amended on Form 8-K/A filed February 23, 2011), February 17, 2011, February 25, 2011, March 4, 2011, March 11, 2011, May 9, 2011, May 20, 2011, May 24, 2011, May 26, 2011 and May 31, 2011 (other than the portions of those documents not deemed to be filed).

•

The description of our common stock contained in our Registration Statement on Form 8-A dated November 17, 2008, including any other amendments or reports filed for the purpose of updating such description.

•

The description of our Series A-1 preferred stock purchase rights contained in our Registration Statement on Form 8-A dated July 17, 2008, as amended on Form 8-A/A dated August 4, 2008 and Form 8-A/A dated November 25, 2008, including any other amendments or reports filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated

1370 Timberlake Manor Parkway

Chesterfield, Missouri 63017-6039

Attention: Jack B. Lay

Senior Executive Vice President and Chief Financial Officer

(636) 736-7000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “project,” “predict.” “should,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth or incorporated by reference in the section entitled “Risk Factors” in this document, and the matters discussed in RGA’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which reports are incorporated by reference in this document, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this document are only made as of the date of this document or the respective documents incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, unless we are obligated to do so under federal securities laws.

See “Risk Factors” and “Where You Can Find More Information.”

Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	the impairment of other financial institutions and its effect on our business;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•

the stability of and actions by governments and economies in the markets in which we operate, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit rating thereof;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance business that RGA acquires;

•	action by regulators who have authority over our reinsurance operations in the jurisdictions in which we operate;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations, and accounting standards applicable to RGA, its subsidiaries, or its business;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on its debt obligations; and

•	other risks and uncertainties described in this document, including under the caption “Risk Factors” and in our other filings with the SEC.

INFORMATION ABOUT RGA

Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide non-traditional reinsurance business, including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. At June 30, 2011, we had consolidated assets of approximately $30.7 billion, stockholders’ equity of $5.3 billion and assumed reinsurance in force of approximately $2.7 trillion.

Reinsurance is an arrangement under which an insurance company, the “reinsurer,” agrees to indemnify another insurance company, the “ceding company,” for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

•

reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as increase the maximum risk it can underwrite on a single life or risk;

•	stabilize operating results by leveling fluctuations in the ceding company’s loss experience;

•	assist the ceding company in meeting applicable regulatory requirements; and

•	enhance the ceding company’s financial strength and surplus position.

We are a holding company, the principal assets of which consist of the common stock of our principal operating subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada (“RGA Canada”), as well as investments in several other subsidiaries.

We have five geographic-based or function-based operational segments: United States, Canada, Europe and South Africa, Asia Pacific, and Corporate and Other.

•	United States operations provide traditional life, long-term care, group life and health reinsurance, annuity and financial reinsurance products;

•

We conduct reinsurance business in Canada through RGA Canada, a wholly-owned subsidiary. RGA Canada assists clients with capital management activity and mortality and morbidity risk management, and is primarily engaged in traditional individual life reinsurance, as well as creditor, critical illness, and group life and health reinsurance. Creditor insurance covers the outstanding balance on personal, mortgage or commercial loans in the event of death, disability or critical illness and is generally shorter in duration than traditional life insurance;

•

Europe and South Africa operations provide reinsurance for a variety of life products through yearly renewable term and coinsurance agreements, critical illness coverage and longevity risk related to payout annuities;

•

Asia Pacific operations provide life, critical illness, disability income, superannuation, and non-traditional reinsurance. Superannuation is the Australian government mandated compulsory retirement savings program. Superannuation funds accumulate retirement funds for employees, and in addition, offer life and disability insurance coverage; and

•

Corporate and Other operations include investment income from invested assets not allocated to support segment operations and undeployed proceeds from our capital raising efforts, unallocated realized investment gains and losses, and the results of RGA Technology Partners. Additionally, Corporate and Other operations include expenses associated with our collateral finance facility, unallocated overhead and executive costs, capital charges to the operating segments and, effective January 1, 2009, due to immateriality, the discontinued accident and health operations.

Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and our telephone number is (636) 736-7000.

This prospectus provides you with a general description of the securities we, the RGA trusts, or the selling security holders may offer. Each time we or either of the RGA trusts sell securities, we will provide and, in the case of the selling security holders, we may provide, a prospectus supplement or other offering material that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement or other offering material may also add, update or supplement information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any other offering material, together with additional information described under the heading “Where You Can Find More Information” on page 3.

INFORMATION ABOUT THE RGA TRUSTS

Each of the RGA trusts is a statutory trust formed under Delaware law. Each RGA trust exists for the exclusive purposes of:

•	issuing and selling its preferred securities and common securities;

•	using the proceeds from the sale of its preferred securities and common securities to acquire RGA’s junior subordinated debt securities; and

•	engaging in only those other activities that are related to those purposes.

All of the common securities of each trust will be directly or indirectly owned by RGA. The common securities will rank equally, and payments will be made proportionally, with the preferred securities. However, if an event of default under the amended and restated trust agreement of the respective RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each RGA trust. The preferred securities will represent the remaining 97% of such trusts’ capital.

RGA will guarantee the preferred securities of each RGA trust as described later in this prospectus.

Unless otherwise specified in the applicable prospectus supplement or other offering material, each RGA trust has a term of up to 55 years but may terminate earlier, as provided in its amended and restated trust agreement. Each RGA trust’s business and affairs will be conducted by the trustees appointed by us. According to the amended and restated trust agreement of each RGA trust, as the holder of all of the common securities of an RGA trust, we can increase or decrease the number of trustees of each trust, subject to the requirement under Delaware law that there be a trustee in the State of Delaware and to the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The amended and restated trust agreement will set forth the duties and obligations of the trustees. A majority of the trustees of each RGA trust will be employees or officers of or persons who are affiliated with RGA, whom we refer to as “administrative trustees.”

One trustee of each RGA trust will be an institution, which we refer to as the “property trustee,” that is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, under the terms of the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the property trustee will maintain exclusive control of a segregated, non-interest bearing “payment account” established with The Bank of New York Mellon Trust Company, N.A. to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the trust securities of each RGA trust. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each RGA trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, which we refer to as the “Delaware trustee.” As the direct or indirect holder of all of the common securities, RGA will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each RGA trust, except that if an event of default under the junior subordinated indenture has occurred and is continuing, only the holders of preferred securities may remove the Delaware trustee or the property trustee. RGA will pay all fees and expenses related to the RGA trust and the offering of the preferred securities and the common securities.

Unless otherwise specified in the applicable prospectus supplement or other offering material, the property trustee for each RGA trust will be The Bank of New York Mellon Trust Company, N.A. Unless otherwise specified in the applicable prospectus supplement, the Delaware trustee for each RGA trust will be BNY Mellon Trust of Delaware, an affiliate of The Bank of New York Mellon Trust Company, N.A., and its address in the state of Delaware is 100 White Clay Center, Suite 102, Newark, Delaware 19711. The principal place of business of each RGA trust is c/o Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, telephone (636) 736-7000.

The RGA trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons provided in the amended and restated trust agreement and summarized above. Unless otherwise provided in the applicable prospectus supplement or other offering material, RGA will pay all fees and expenses related to each RGA trust and the offering of its preferred securities, including the fees and expenses of the trustee.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement or other offering material, we will use the net proceeds from the sale of any securities offered by RGA for general corporate purposes, including the funding of our reinsurance operations. Except as otherwise described in a prospectus supplement or other offering material, the proceeds from the sale by any RGA trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA’s junior subordinated debt securities. Unless otherwise stated in the prospectus supplement or other offering material, we will use the borrowings from the RGA trusts for general corporate purposes, including the funding of our reinsurance operations. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. The prospectus supplement or other offering material relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds form any sales of securities by any selling security holder.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges, excluding interest credited under reinsurance contracts, for the periods indicated.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes and fixed charges. Fixed charges consist of interest and discount on all indebtedness, distribution requirements of wholly-owned subsidiary trust preferred securities and floating rate insured notes and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

The information below regarding RGA’s ratio of earnings to fixed charges excluding interest credited under reinsurance contracts is not required; however, we believe it provides useful information on the coverage of fixed charges that are not related to our products.

	Years Ended December 31,					Six Months Ended June 30, 2011
	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	2.3	2.3	1.8	2.5	3.1	2.7
Ratio of earnings to fixed charges excluding interest credited under reinsurance contracts	6.0	4.6	3.6	8.1	9.3	8.4

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We, any RGA trust, or any selling security holder may offer or sell from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior, subordinated or junior subordinated;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	purchase contracts;

•	preferred securities of an RGA trust that are guaranteed by RGA; or

•	units consisting of two or more of such securities.

This prospectus contains a summary of the material general terms of the various securities that we, any RGA trust, or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. If you would like to read the agreements, they will be on file with the SEC, as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 3 and 4, respectively.

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES OF RGA

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered and any changes to or differences from those general terms will be described in the prospectus supplement or other offering material relating to such debt securities. The debt securities will be either our senior debt securities or subordinated debt securities, or our junior subordinated debt securities, which may, but need not be, issued in connection with the issuance by an RGA trust of its trust preferred securities.

The Indentures

The senior and subordinated debt securities will be issued in one or more series under an Indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The junior subordinated debt securities will be issued in one or more series under a Junior Subordinated Indenture, to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture. Each of the indentures will be subject to and governed by the Trust Indenture Act. The description of the indentures set forth below assumes that we have entered into the indentures. We will execute the indenture and the junior subordinated indenture when and if we issue senior debt securities, subordinated debt securities and/or junior subordinated debt securities.

General

The indentures do not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement or other offering material, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank with all our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement or other offering material. Unless otherwise specified in the applicable prospectus supplement or other offering material, the junior subordinated debt securities that we may issue to one of the RGA trusts will be subordinated and junior in right of payment to all our present and future indebtedness, including any senior and subordinated debt securities issued under the indenture to the extent and in the manner set forth in the junior subordinated indenture. See “— Subordination,” beginning on page 16. The indentures will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.

Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of June 30, 2011, our consolidated short- and long-term indebtedness aggregated approximately $1,614.4 million, and our subsidiaries had approximately $23.1 billion of outstanding liabilities, which includes $837.3 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C. We will disclose material changes to these amounts in any prospectus supplement or other offering material relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary’s creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.

The applicable prospectus supplement or other offering material relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including any terms that are additional or different from those described in this prospectus (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement or other offering material, the debt securities will not be listed on any securities exchange.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement or other offering material, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Global Debt Securities

Unless otherwise specified in a prospectus supplement or other offering material for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or other offering material relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities.  Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated.  In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement or other offering material may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement or other offering material.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement or other offering material.

Payment

Unless otherwise indicated in the applicable prospectus supplement or other offering material, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of each indenture).

Payment of Interest With Respect to Debt Securities

Unless otherwise indicated in an applicable prospectus supplement or other offering material, payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement or other offering material, debt securities will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture).

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease substantially all of our properties and assets, in one transaction or a series of related transactions, to any person, unless:

•

we are the surviving corporation or the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and to perform or observe all covenants of each indenture; and

•	immediately after the transaction, there is no event of default under each indenture. (Section 9.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 9.2 of each indenture).

Unless a prospectus supplement or other offering material relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement or other offering material, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement or other offering material, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement or other offering material, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement or other offering material. Unless otherwise indicated in the applicable prospectus supplement or other offering material, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement or other offering material, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1) purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

(2) in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

(3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

(4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

(5) any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any RGA trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an RGA trust.

Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

Upon the termination of any extension period and the payment of all amounts then due, we will have the right to commence a new extension period, subject to the above limitations set forth in this section. No interest will be payable during an extension period; instead, interest will only be due and payable at the end of the extension period. However, we will have the right to prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment. (Article XVII of the junior subordinated indenture).

Modification or Amendment of the Indentures

Supplemental Indentures Without Consent of Holders.  Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

(1) to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in each indenture;

(2) to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

(3) to add any additional events of default;

(4) to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

(5) to provide security for or guarantee of the debt securities;

(6) to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture;

(7) to establish the form or terms of debt securities in accordance with each indenture;

(8) to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(9) to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect;

(10) to change the conversion rights; or

(11) in the case of the junior subordinated indenture, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Section 10.1 of each indenture).

Supplemental Indentures with Consent of Holders.  If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities. As long as any of the preferred securities of an RGA trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such RGA trust.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

(1) conflict with the required provisions of the Trust Indenture Act;

(2) except as described in any prospectus supplement or other offering material:

•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

•

reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

•

reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

(3) reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

(4) modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 10.2 of each indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 10.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities of any other series. (Section 10.2 of each indenture).

Subordination

The subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement or other offering material. In the junior subordinated indenture, RGA has covenanted and agreed that any junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the indenture. (Section 16.1 of the junior subordinated indenture). Unless otherwise indicated in the applicable prospectus supplement or other offering material, the junior subordinated indenture defines the term “senior indebtedness” with respect to each respective series of junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

•

all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement or other offering material, senior indebtedness also includes all subordinated debt securities issued under the indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement or other offering material, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the junior subordinated debt securities. (Section 16.2 of the junior subordinated indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of such junior subordinated debt securities, if:

•	RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•

an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. (Section 16.4 of the junior subordinated indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of junior subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshaling of the assets of RGA.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, in any such event, payments or distributions which would otherwise be made on junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. (Section 16.3 of the junior subordinated indenture). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 16.9 of the junior subordinated indenture).

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities or subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of junior subordinated debt securities. (Section 16.7 of the junior subordinated indenture).

The junior subordinated indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of junior subordinated debt securities of any series then outstanding. (Sections 10.1 and 10.2 of the junior subordinated indenture). The prospectus supplement or other offering materials relating to such junior subordinated debt securities would describe any such change.

The prospectus supplement or other offering materials delivered in connection with the offering of a series of subordinated debt or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement or other offering materials or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated or junior subordinated indebtedness outstanding as of a recent date. The indenture and the junior subordinated indenture place no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness. See “— General” on page 11 for a summary of our indebtedness at June 30, 2011.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other offering material, an event of default with respect to any series of debt securities issued under each of the indentures means:

•	default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

•	default for 30 days in the payment of any interest upon any debt security of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

•	default in the deposit of any sinking fund payment when due by the terms of a debt security of such series, and the continuance of such default for a period of 30 days;

•	default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

•	certain events of bankruptcy, insolvency or receivership, or, with respect to the junior subordinated debt securities, the dissolution of the RGA trust; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement or other offering material for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of each indenture).

If an event of default occurs in respect of any outstanding series of debt securities and is continuing, the trustee under the indenture, the property trustee under the junior subordinated indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee or property trustee, if applicable, if given by the holders of the debt securities. Upon any such declaration, such principal or specified amount plus accrued and unpaid interest, and premium, if payable, will become immediately due and payable. However, with respect to any debt securities issued under the junior subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVI of the junior subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series; provided that the holders of a majority in principal amount of outstanding debt securities may rescind and annul a declaration of acceleration, as described above. (Section 5.13 of each indenture).

Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 11.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee security or indemnity reasonably satisfactory to it. (Section 6.3 of each indenture).

Subject to such indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance.    Each indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any debt securities, unless otherwise specified in a prospectus supplement or other offering material. The prospectus supplement or other offering material will describe any defeasance provisions that apply to other types of debt securities. (Section 14.1 of each indenture).

At our option, we may choose either one of the following alternatives:

•

We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•

Alternatively, we may omit to comply with the covenants described under the heading “— Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 14.2 of each indenture).

In addition, with respect to the junior subordinated indenture, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “— Subordination” above, would prevent us from making payments of principal of, and premium, if any, and interest on junior subordinated debt securities at the date of the irrevocable deposit referred to above. (Section 14.2 of the junior subordinated indenture).

Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 14.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 14.2 of each indenture).

There may be additional provisions relating to defeasance which we will describe in the prospectus supplement or other offering material. (Section 14.1 of each indenture).

Conversion or Exchange

Any series of the senior or subordinated debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement or other offering material. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 15.1 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indenture and the junior subordinated indenture relating to the junior subordinated debt securities which may be offered to the RGA trusts. We have entered, and from time to time may continue to enter, into banking or other relationships with such trustees or their affiliates, including The Bank of New York and BNY Mellon Shareowner Services. For example, The Bank of New York Mellon Trust Company, N.A. is successor trustee of the indentures relating to our 6.75% notes due 2011, our 5.625% Senior Notes due 2017, our 6.45% Senior Notes due 2019, our 5.00% Senior Notes due 2021, and our 6.75% junior subordinated debentures due 2065, a lender under our principal credit agreement, and provides other banking and financial services to us. BNY Mellon Shareowner Services is the transfer agent and registrar for our common stock, and also serves as the rights agent under our Section 382 shareholder rights plan.

If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes or debentures or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

DESCRIPTION OF CAPITAL STOCK OF RGA

The following is a summary of the material terms of our capital stock and the provisions of our amended and restated articles of incorporation and bylaws. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our articles of incorporation, and bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information” on page 3.

General

RGA’s authorized capital stock consists of 150 million shares of capital stock, of which:

•	140 million shares are designated as common stock, par value $0.01 per share; and

•	10 million shares are designated as preferred stock, par value $0.01 per share.

As of June 30, 2011, RGA had approximately 74.1 million shares of common stock outstanding, and approximately 4.0 million shares issuable upon exercise or settlement of outstanding options or other awards.

The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Common Stock

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, certain defaults would not exist under such agreement. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange.

BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310, is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “RGA”.

Acquisition Restrictions

Our articles of incorporation generally restrict the accumulation of 5% or more (by value) of RGA stock until September 13, 2011, or such shorter period as may be determined by our board of directors (which is referred to as the “restriction period”). The acquisition restrictions impose restrictions on the acquisition of our common stock (and any other equity securities that RGA issues in the future) by designated persons. Without these restrictions, it is possible that certain changes in ownership of our stock could result in the imposition of limitations on the ability of RGA and its subsidiaries to fully utilize the net operating losses and other tax attributes currently available for U.S. federal and state income tax purposes to RGA and its subsidiaries. Our board of directors believes it is in our best interests to attempt to prevent the imposition of such limitations.

During the restriction period, no RGA shareholder may be or become a “5-percent shareholder” of RGA as defined in the Internal Revenue Code (applying certain attribution and constructive ownership rules). However, this restriction will not apply to:

•	any stock acquired in connection with the divestiture of our class B common stock by MetLife;

•	any transaction directly with RGA, including pursuant to the exercise of outstanding options or warrants;

•	any tender or exchange offers for all of the common stock meeting certain fairness criteria; or

•	any transaction approved in advance by the RGA board of directors.

Any person permitted to acquire or own RGA stock representing 5% or more (by value) of RGA stock pursuant to any of the preceding bullet points will not be permitted to acquire any additional RGA stock at any time during the restriction period without the approval of our board of directors, unless and until such person owns less than 5% (by value) of RGA stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of RGA stock.

Preferred Stock

Our articles of incorporation vest our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•

the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our dissolution or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•

whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

A total of 1,400,000 of these authorized preferred shares have been designated as Series A-1 Junior Participating Preferred Stock.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement or other offering material relating to that series of preferred stock. If so indicated in the prospectus supplement or other offering material and if permitted by the articles of incorporation and by law, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement or other offering material, will define your rights as a holder of preferred stock. The certificate of amendment to our articles of incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

Dividend Rights.  One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement.

Rights upon Liquidation.  The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption.  All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.

Conversion or Exchange.  Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.

Preemptive Rights.  No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights.  Except as indicated in the applicable prospectus supplement or other offering material and subject to provisions in our articles of incorporation relating to the rights of our common stock, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Most of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock.

As described under “Description of Depositary Shares of RGA,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA pursuant to the operation of the rights plan or otherwise. See also “— Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws” below.

Section 382 Shareholder Rights Plan

On November 25, 2008, RGA entered into an Second Amended and Restated Section 382 Rights Agreement (the “Section 382 shareholder rights plan”) with Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”). The Section 382 shareholder rights plan, among other things, provides that one preferred share purchase right is outstanding for each share of common stock outstanding and that each such right entitles the registered holder to purchase from RGA, under certain circumstances, one one-hundredth of a share of series A-1 junior participating preferred stock at a price of $200 per one one-hundredth of a share of series A-1 junior participating preferred stock, subject to adjustment.

The Section 382 shareholder rights plan is intended to act as a deterrent to any person being or becoming a “5-percent shareholder” (as defined in Section 382 of the Internal Revenue Code and the related Treasury regulations) without the approval of our board of directors (such person is referred to as an “acquiring person”). The meaning of the term acquiring person does not include:

•

RGA, any subsidiary of RGA, any employee benefit plan or compensation arrangement of RGA or any subsidiary of RGA, or any entity holding securities of RGA to the extent organized, appointed or established by RGA or any subsidiary of RGA for or pursuant to the terms of any such employee benefit plan or compensation arrangement;

•	any grandfathered person (as defined below);

•	any exempted person (as defined below); or

•

any person who or which inadvertently may become a 5-percent shareholder or otherwise becomes such a 5-percent shareholder, so long as such person promptly enters into, and delivers to RGA, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of RGA so that such person ceases to be a 5-percent shareholder of RGA.

Shareholders who owned 5% or more (by value) of common stock outstanding on June 2, 2008, the time of adoption of the original Section 382 shareholder rights plan, will not trigger the Section 382 shareholder rights plan so long as they do not acquire any additional shares of RGA stock (except for any such shares that are acquired in a transaction that also results in such person being an exempted person). These shareholders, which include MetLife and its subsidiaries, are referred to as “grandfathered persons.”

For purposes of the Section 382 shareholder rights plan, RGA “stock” means: (i) common stock, (ii) preferred stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), and (iv) any other interest that would be treated as “stock” of RGA pursuant to Treasury Regulation § 1.382-2T(f)(18).

MetLife security holders who received our class B common stock (which was subsequently converted into common stock) directly from MetLife in the split-off (the “Split-Off”) that occurred in September 2008 in connection with the Recapitalization and Distribution Agreement, dated June 1, 2008, between RGA and MetLife (the “Recapitalization and Distribution Agreement”), which caused them to hold 5% or more (by value) of RGA stock, did not trigger the rights plan. However, the rights plan does not exempt any future acquisitions of RGA stock by such persons. In addition, RGA may, in its sole discretion, exempt any person or group from being deemed an acquiring person for purposes of the rights plan at any time prior to the time the rights are no longer redeemable. The persons described in this paragraph are “exempted persons.”

Under certain circumstances, our board of directors may determine it is in the best interest of RGA and its shareholders to exempt 5-percent shareholders from the operation of the Section 382 shareholder rights plan, in light of the provisions of the Recapitalization and Distribution Agreement. RGA may, in certain circumstances, incur significant indemnification obligations under the Recapitalization and Distribution Agreement in the event that the Section 382 shareholder rights plan is triggered following the Split-Off in a manner that would result in the Split-Off failing to qualify as tax-free. Accordingly, our board of directors may determine that the consequences of enforcing the Section 382 shareholder rights plan and enhancing its deterrent effect by not exempting a 5-percent shareholder in order to provide protection to RGA’s and its subsidiaries’ net operating losses and other tax attributes, are more adverse to RGA and its shareholders.

The Rights.  RGA has issued one preferred share purchase right (which is referred to as a “right”) for each outstanding share of common stock. Shares of common stock issued while the Section 382 rights plan is in effect will be issued with rights attached. Each right, when exercisable, will entitle the registered holder to purchase from RGA one one-hundredth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of junior participating preferred stock (which is referred to as the “purchase price”), subject to adjustment.

No right is exercisable until the earliest to occur of (1) the close of business on the tenth business day following the date of the earlier of either public announcement that a person has become, or RGA first has notice or otherwise determines that a person has become, an acquiring person without the prior express written consent of RGA; or (2) the close of business on the tenth business day following the commencement of a tender offer or exchange offer, without the prior written consent of RGA, by a person which, upon consummation, would result in such person becoming an acquiring person (the earlier of the dates in clause (1) or (2) above being referred to in this document as the “distribution date”).

Until the distribution date, the rights will be transferred with and only with the common stock. Until the distribution date, new common stock certificates or ownership statements issued upon transfer or new issuances of common stock will contain a notation incorporating the Section 382 shareholder rights plan by reference. As soon as practicable following the distribution date, separate certificates evidencing the rights (“right certificates”) will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate certificates alone will then evidence the rights.

Expiration.  The rights will expire, if not previously exercised, on the earlier to occur of (1) the final expiration date (as defined below) or (2) the time at which the rights are redeemed or exchanged pursuant to the Section 382 shareholder rights plan. The final expiration date is the earlier of (a) the date that is 36 months and one day following the completion of the Split-Off, or September 13, 2011, or (b) such other date as our board of directors may determine in good faith in accordance with the Section 382 shareholder rights plan.

Junior Participating Preferred Stock.  Shares of junior participating preferred stock purchasable upon exercise of the rights will not be redeemable and will be junior to any other series of preferred stock RGA may issue (unless otherwise provided in the terms of such stock). Each share of junior participating preferred stock will have a preferential dividend in an amount equal to the greater of $1.00 and 100 times any dividend declared on each share of common stock. In the event of liquidation, the holders of the junior participating preferred stock will receive a preferred liquidation payment per share of series junior participating preferred stock equal to the greater of $100 and 100 times the payment made per share of the common stock. Each share of junior participating preferred stock will have 100 votes, voting together with the common stock. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are converted or exchanged, each share of junior participating preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of the common stock. The rights of the junior participating preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the junior participating preferred stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of the common stock.

Effects of Triggering Events.  If any person or group becomes an acquiring person without the prior written consent of our board of directors (and such person or group is not an exempted person or a grandfathered person), each right, except those held by such persons, would entitle its holder to acquire such number of shares of common stock as will equal the result obtained by multiplying the then current purchase price by the number of one one-hundredths of a share of junior participating preferred stock for which a right is then exercisable and dividing that product by 50% of the then current per-share market price of the common stock.

If any person or group becomes an acquiring person without prior written consent of our board of directors, but beneficially owns less than 50% of the outstanding common stock, each right, except those held by such persons, may be exchanged by our board of directors for one share of common stock.

Redemption.  At any time prior to the earlier of the 10th business day after the time an acquiring person becomes such or the date that is 36 months and one day following the completion of the Split-Off, or September 13, 2011, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right (which is referred to as the “redemption price”). Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Adjustments.  The purchase price payable, and the number of shares of junior participating preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution

(1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the junior participating preferred stock, (2) upon the grant to holders of junior participating preferred stock of certain rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into junior participating preferred stock with a conversion price, less than the then-current market price of junior participating preferred stock or (3) upon the distribution to holders of junior participating preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in junior participating preferred stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding rights and the number of one one-hundredths of a share of junior participating preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock (other than the conversion related to the Split-Off) occurring, in any such case, prior to the distribution date.

The terms of the rights may be amended by RGA without the consent of the holders of the rights, except that from and after such time as any person becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of RGA, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effect.  The Section 382 shareholder rights plan may have an “anti-takeover” effect because it will restrict the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate 5% or more (by value) of our stock and the ability of persons, entities or groups now owning 5% or more (by value) of our stock from acquiring additional RGA stock. Like the acquisition restrictions in our articles of incorporation, the Section 382 shareholder rights plan could discourage or prohibit a merger, tender offer, proxy contest or accumulations of substantial blocks of shares for which some shareholders might receive a premium above market value. In addition, the Section 382 shareholder rights plan may delay the assumption of control by a holder of a large block of our stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all RGA shareholders.

Possible Effect on Liquidity.  The Section 382 shareholder rights plan will restrict an RGA shareholder’s ability to acquire, directly or indirectly, additional RGA stock in excess of the specified limitations. Further, a shareholder’s ownership of our stock may become subject to the effects of the Section 382 shareholder rights plan upon the actions taken by related persons. A legend reflecting the existence of the Section 382 shareholder rights plan is and will be placed on certificates or ownership statements representing newly issued or transferred shares of RGA stock. These restrictions may also result in a decreased valuation of our stock due to the resulting restrictions on transfers to persons directly or indirectly owning or seeking to acquire a significant block of our stock.

Limitation on Liability of Directors; Indemnification

Our articles of incorporation limit the liability of our directors to RGA and its shareholders to the fullest extent permitted by Missouri law. Our articles of incorporation provide that RGA will indemnify each person (other than a party plaintiff suing on his own behalf or in the right of RGA) who at any time is serving or has served as a director or officer of RGA against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of RGA, or service at the request of RGA as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, RGA will indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of RGA), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of RGA) by reason of such service against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. We have entered into indemnification agreements with our officers and directors providing for indemnification to the fullest extent permitted by law.

The inclusion of these provisions in our articles of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter RGA or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited RGA and its shareholders.

Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws

Some of the provisions in our articles of incorporation and bylaws and Section 351.459 of the Missouri corporation statute could have the following effects, among others:

•	delaying, deferring or preventing a change in control of RGA;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.

Classified Board of Directors.  Our articles of incorporation and bylaws provide that our board of directors will be divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. The size of our board of directors will not be less than three and our board of directors can amend the number of directors by majority vote. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class.

Directors, and Not Shareholders, Fix the Size of the Board of Directors of RGA.  Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than three directors. In accordance with our bylaws, our board of directors has fixed the number of directors at nine.

Directors are Removed for Cause Only.  Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of 85% of RGA’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the bylaws for election as a director or in the event the director is in breach of any agreement between such director and RGA relating to such director’s service as RGA’s director or employee.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders.  Any vacancy created by any reason prior to the expiration of the class in which the vacancy occurs will by filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors and will be added to such class of directors so that all classes of directors will be as nearly equal in number as possible.

Ownership Limitations.  Our articles of incorporation will provide that shareholders are subject to stock ownership limitations, which would generally limit shareholders from owning or acquiring 5% or more (by value) of the aggregate outstanding shares of our stock prior to September 13, 2011 (it being understood that such limitation, among other things, would not prohibit a person from acquiring or owning 5% or more (by value) of the aggregate outstanding shares of RGA stock in connection with the Split-Off by MetLife). Any person permitted to acquire or own 5% or more (by value) of the RGA stock pursuant to the preceding sentence will not be permitted to acquire any additional RGA stock at any time prior to September 13, 2011, unless and until such person owns less than 5% (by value) of the aggregate outstanding shares of our stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of the aggregate outstanding shares of our stock. See “— Acquisition Restrictions” above.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent.  As required by Missouri law, our articles of incorporation and bylaws provide for shareholder action by unanimous written consent only.

No Special Meetings Called by Shareholders.  Our articles of incorporation provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of our board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals.  Our articles of incorporation contain provisions requiring that advance notice be delivered to RGA of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Bylaws May Be Amended by Directors and Not Shareholders.  Our articles of incorporation provide that our bylaws may be amended only by the majority of the entire board of directors. Shareholders will not be able to amend the bylaws without first amending our articles of incorporation.

Supermajority Vote Required to Amend Specified Provisions.  Our articles of incorporation provide that amendment of the following provisions requires an affirmative vote of at least 85% of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	provisions regarding certain shareholder rights;

•	provisions relating to directors;

•	provisions related to shareholders’ meetings;

•	provisions specifying the procedure for amendment of bylaws;

•	provisions relating to indemnification and related matters; and

•	provisions relating to the amendment of the articles of incorporation.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute. Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such initial five-year period, business combinations are prohibited for an additional five-year period unless:

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the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute.  Missouri also has a “control share acquisition statute” that would limit the rights of a shareholder to vote some or all of the shares that it holds, in case of a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by such shareholder, to exercise or direct the exercise of more than a specified percentage of RGA’s outstanding stock (beginning at 20%). The statute exempts some types of acquisitions and provides a procedure for an acquiring shareholder to obtain shareholder approval to permit such shareholder to vote these shares. However, as permitted by the statute, RGA previously amended its bylaws to provide that the control share acquisition statute will not apply to control share acquisitions of RGA’s stock, but may elect to become subject to such statute by a further amendment to its bylaws.

Takeover Bid Disclosure Statute.  Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Insurance Holding Companies Act.  We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Insurance, Financial Institutions and Professional Registration, which we refer to as the “Department.” Missouri law provides that a transaction will be approved if the Department finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department may approve any proposed change of control subject to conditions.

DESCRIPTION OF DEPOSITARY SHARES OF RGA

The description of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement or other offering material of certain provisions are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement or other offering material relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement or other offering material.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement or other offering material, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable,

•	any distribution other than cash is made,

•	any rights, preferences or privileges are offered with respect to the preferred stock,

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•

the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith.

Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “— Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS OF RGA

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the RGA trusts. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock, preferred stock or the preferred securities of an RGA trust will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement or other offering material will describe the specific terms of any warrant units.

DESCRIPTION OF PURCHASE CONTRACTS OF RGA

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, common stock, preferred stock or depositary shares or warrants or trust preferred securities of an RGA trust at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

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The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants, or trust preferred securities of an RGA Trust or the formula by which such amount shall be determined.

•

The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•

The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we or an RGA trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

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Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

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The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations, trust preferred securities of an RGA trust or government securities.

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The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

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The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement or other offering material, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement or other offering material will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF PREFERRED SECURITIES OF THE RGA TRUSTS

Each RGA trust may issue, from time to time, one series of preferred securities having terms described in the prospectus supplement or other offering material. Preferred securities may be issued either independently or as part of a unit with other securities, including, without limitation, warrants to purchase common stock of RGA. Preferred securities sold with other securities as a unit may be attached to or separate from the other securities. The proceeds from the sale of each trust’s preferred and common securities will be used by such trust to purchase a series of junior subordinated debt securities issued by RGA. The junior subordinated debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of such preferred and common securities. Each amended and restated trust agreement has been or will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the administrative trustees in accordance with the applicable amended and restated trust agreement or as are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the junior subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement or other offering material.

All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under “Description of the Preferred Securities Guarantees of RGA.” The guarantee issued by us to each RGA trust, when taken together with our obligations under the junior subordinated debt securities issued to any RGA trust and under the applicable indenture and any applicable supplemental indentures, and our obligations under each amended and restated trust agreement, including the obligation to pay expenses of each RGA trust, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each RGA trust. The payment terms of the preferred securities will be the same as the junior subordinated debt securities issued to the applicable RGA trust by us.

Each amended and restated trust agreement authorizes the administrative trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the amended and restated trust agreement or that are otherwise set forth in the amended and restated trust agreement. The terms of the common securities issued by each RGA trust will be substantially identical to the terms of the preferred securities issued by the RGA trust. The common securities will rank equally, and payments will be made proportionately, with the preferred securities of that trust. However, if an event of default under the amended and restated trust agreement of the RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the RGA trust. RGA will own, directly or indirectly, all of the common securities of each RGA trust.

The financial statements of any RGA trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under “minority interest.” We will include in a footnote to our audited consolidated financial statements, statements that the applicable RGA trust is wholly-owned by us and that the sole asset of the RGA trust is the junior subordinated debt securities, indicating the principal amount, interest rate and maturity date of the junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default occurs, and is continuing, under the amended and restated trust agreement of either RGA trust, the holders of the preferred securities of that trust may rely on the property trustee to enforce its rights as a holder of the subordinated debt securities against RGA. Additionally, those who together hold a majority of the aggregate stated liquidation amount of an RGA trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•

direct the exercise of any trust or power that the property trustee holds under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities.

If such a default occurs and the event is attributable to RGA’s failure to pay interest or principal on the junior subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of junior subordinated debt securities. RGA will be subrogated to the holder’s rights under the applicable amended and restated trust agreement to the extent of any payment it makes to the holder in connection with such a direct action, and RGA may setoff against any such payment that it makes under the applicable preferred securities guarantee.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES OF RGA

Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Summaries of any other terms of any guarantee that are issued will be set forth in the applicable prospectus supplement or other offering material. Each guarantee has been or will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” on page 3.

Unless otherwise specified in the applicable prospectus supplement or other offering material, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable RGA trust, as and when due, regardless of any defense, right of set-off or counterclaim which the RGA trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the RGA trust and to the extent that such RGA trust has funds available for these payments or distributions, will be subject to the guarantee:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities;

•	the redemption price for any preferred securities called for redemption by the RGA trust; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the RGA trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities in exchange for preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of:

(i) the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, or

(ii) the amount of assets of the RGA trust remaining for distribution to holders of the preferred securities in liquidation of the RGA trust.

We may satisfy our obligation to make a guarantee payment by making a direct payment of the required amounts to the holders of preferred securities or by causing the applicable RGA trust to pay the amounts to the holders.

Each guarantee will not apply to any payment of distributions except to the extent the applicable RGA trust has funds available to make the payment. If we do not make interest or principal payments on the junior subordinated debt securities purchased by the RGA trust, the RGA trust will not pay distributions on the preferred securities issued by the RGA trust and will not have funds available to make the payments.

Covenants of RGA

Unless otherwise specified in the applicable prospectus supplement or other offering material, in each guarantee of the payment obligations of an RGA trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the RGA trust remain outstanding, if there has occurred any event which would constitute an event of default under the guarantee or under the amended and restated trust agreement of the RGA trust, then RGA will not:

•	declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, other than:

(1) dividends or distribution of shares of common stock of RGA;

(2) any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights outstanding under a shareholder rights plan; or

(3) purchases of common stock of RGA related to the rights under any of RGA’s benefits plans for its directors, officers or employees;

•

make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued or guaranteed by RGA that rank equal with or junior to the subordinated debt securities issued to the applicable RGA trust, other than payments made in order to satisfy RGA’s obligations under the applicable preferred securities guarantee; and

•	redeem, purchase or acquire less than all of the debt securities issued to the applicable RGA trust or any of the preferred securities.

Modification of the Guarantees; Assignment

Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of an RGA trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the RGA trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of an RGA trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of RGA and will inure to the benefit of the holders of the preferred securities of the applicable RGA trust then outstanding.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.

If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the junior subordinated debt securities, and the amount of the payment will be based on the holder’s proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable RGA trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.

We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.

Termination

Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable RGA trust:

•	upon full payment of the liquidation value or redemption price of all preferred securities of the RGA trust;

•	upon distribution of the junior subordinated debt securities held by the RGA trust to the holders of all of the preferred securities of the RGA trust; or

•	upon full payment of the amounts payable in accordance with the amended and restated trust agreement of the RGA trust upon termination and liquidation of the RGA trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable RGA trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Status of the Guarantees

The preferred securities guarantees will constitute our unsecured obligations and, unless otherwise indicated in an applicable prospectus supplement or other offering material, will rank as follows:

•

subordinated and junior in right of payment to all of RGA’s present and future liabilities, including subordinated debt securities issued under RGA’s indenture and described above under “Description of Debt Securities of RGA — Subordination,” except those liabilities made equivalent by their terms;

•	equivalently with:

(1) the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates;

(2) the applicable junior subordinated debt securities; and

(3) any other liabilities or obligations made equivalent by their terms; and

•	senior to our common stock and any preferred or preference stock or other liabilities made equivalent or subordinate by their terms.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.

Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Securities Guarantee Trustee

The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Expense Agreement

We will, pursuant to an agreement as to expenses and liabilities entered into by us and each RGA trust under its amended and restated trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND

THE PREFERRED SECURITIES GUARANTEES

As set forth in the amended and restated trust agreements of each RGA trust, the sole purpose of the RGA trusts is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in RGA’s junior subordinated debt securities.

As long as payments of interest and other payments are made when due on the junior subordinated debt securities held by the RGA trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

•

the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•

RGA shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

•

the amended and restated trust agreement of each trust will further provide that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

Payments of distributions, to the extent funds for such payments are available, and other payments due on the preferred securities, to the extent funds for such payments are available, are guaranteed by RGA as and to the extent set forth under “Description of the Preferred Securities Guarantees of RGA.” If RGA does not make interest payments on the junior subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the preferred securities guarantee will not apply, since the preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that RGA has made a payment of interest or principal on the junior subordinated debt securities held by the applicable trust as its sole asset. However, the preferred securities guarantee, when taken together with RGA’s obligations under the junior subordinated debt securities and the junior subordinated indenture and its obligations under the respective amended and restated trust agreements, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by RGA of amounts due on the preferred securities.

If RGA fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the amended and restated trust agreement provides a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the property trustee to enforce its rights under the junior subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, RGA will be subrogated to the rights of such holder of preferred securities under the amended and restated trust agreement to the extent of any payment made by RGA to such holder of preferred securities in such direct action. RGA, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If RGA fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against RGA to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

RGA and each of the RGA trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by RGA on a subordinated basis of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees of RGA,” beginning on page 36.

Upon any voluntary or involuntary termination, winding-up or liquidation of an RGA trust involving the liquidation of the junior subordinated debt securities, the holders of the preferred securities will be entitled to receive, out of assets held by such RGA trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the preferred securities guarantees and have agreed to pay for all costs, expenses and liabilities of the RGA trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the junior subordinated debt securities relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

PLAN OF DISTRIBUTION

We, any RGA trust, or any selling security holder may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by us, any RGA trust or any selling security holder in a supplement to this prospectus or other offering material.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, William L. Hutton, Esq., Executive Vice President, General Counsel and Secretary of RGA, will issue an opinion about the legality of the common stock issued by us, as well as the preferred stock, depositary shares, warrants, purchase contracts and units of RGA under Missouri law, and Bryan Cave LLP will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Hutton is paid a salary and bonus by RGA, participates in certain employee benefit plans of RGA and beneficially owns shares of Common Stock, options to purchase shares of Common Stock, performance contingent share units, and stock appreciation rights. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

EXPERTS

The consolidated financial statements and financial statement schedules, incorporated by reference in this Form S-3 from Reinsurance Group of America, Incorporated and subsidiaries’ Annual Report on Form 10-K, and the effectiveness of Reinsurance Group of America, Incorporated and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules, which includes an explanatory paragraph regarding a change in accounting for other-than-temporary impairments, as required by accounting guidance adopted on April 1, 2009, and (2) express an unqualified opinion on Reinsurance Group of America, Incorporated and subsidiaries’ effectiveness of internal control over financial reporting) which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$400,000,000

Reinsurance Group of America, Incorporated

6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	UBS Investment Bank	Wells Fargo Securities

August 14, 2012